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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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REDDY ICE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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REDDY ICE HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2011

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Reddy Ice Holdings, Inc. ("Reddy Ice"), to be held at 10:00 a.m., Central Daylight Time, on Thursday, May 19, 2011 at the Northpark Central Office Tower at 8750 North Central Expressway, 2nd Floor, Dallas, Texas 75231, for the following purposes:

  1.
  to elect seven directors of Reddy Ice to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

  2.
  to ratify the appointment of PricewaterhouseCoopers LLP as Reddy Ice's independent registered public accounting firm for the fiscal year ending December 31, 2011; and

  3.
  to transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

        Only holders of record of Reddy Ice's common stock at the close of business on April 1, 2011 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

        Your vote is important. Whether or not you plan to attend the meeting, please vote your shares. In addition to voting in person or by mail, stockholders of record have the option of voting via the Internet or telephone. If your shares are held in the name of a bank, broker or other holder of record (i.e., in "street name"), please check your proxy card or other voting instructions to see which of these options are available to you. Even if you are attending the meeting in person, we encourage you to vote in advance by mail, Internet or telephone.

        If you are planning to attend the meeting in person, because of security procedures, you will need to register in advance to gain admission to the meeting. You can register by calling Investor Relations at (214) 526-6740 or via the Internet at InvestorRelations@reddyice.com by May 12, 2011. If you are a holder of record and plan to attend the meeting, you also can register by checking the appropriate box on your proxy card. In addition to registering in advance, you will be required to present government issued photo identification (e.g., driver's license or passport) to enter the meeting. Packages and bags will be inspected, and bags may have to be checked, among other measures that may be employed to enhance the security of those attending the meeting. These procedures may require additional time, so please plan accordingly.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2011:    A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting and Proxy Statement, including Proxy Card and 2010 Annual Report to Stockholders, may be viewed at http://www.reddyiceproxy.com.

By Order of the Board of Directors,
GILBERT M. CASSAGNE Chairman of the Board of Directors, Chief Executive Officer and President

Dallas, Texas
April 12, 2011

REDDY ICE HOLDINGS, INC.
8750 NORTH CENTRAL EXPRESSWAY, SUITE 1800
DALLAS, TEXAS 75231

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2011

GENERAL INFORMATION ABOUT THE PROXY
MATERIALS AND THE ANNUAL MEETING

        The Board of Directors of Reddy Ice Holdings, Inc. (the "Company" or "Reddy Ice") is soliciting proxies for the 2011 Annual Meeting of Stockholders to be held at the Northpark Central Office Tower at 8750 North Central Expressway, 2nd Floor, Dallas, Texas 75231 on Thursday, May 19, 2011 at 10:00 a.m., Central Daylight Time (the "Annual Meeting"). This proxy statement and the accompanying proxy card contain information about the items you will vote on at the Annual Meeting. We began mailing this proxy statement and the enclosed proxy card on or about April 12, 2011 to all stockholders entitled to vote. The Reddy Ice Annual Report, which includes financial statements, is being sent with this proxy statement.

Who is entitled to vote?

        If you are the holder of record of common stock, $0.01 par value per share, of the Company (the "common stock") at the close of business on April 1, 2011 (the "Record Date"), you are entitled to vote at the Annual Meeting and at any and all adjournments or postponements of the Annual Meeting. You are entitled to one vote for each share of common stock you own for each matter presented for vote at the Annual Meeting. As of the close of business on the Record Date, there were 23,311,456 shares of common stock outstanding. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231.

How to vote?

        Stockholders of record may vote (i) in person by attending the Annual Meeting, (ii) by completing and returning the proxy by mail, (iii) by using the Internet or (iv) by telephone. To vote your proxy by mail, mark your vote on the enclosed proxy card, then return it by following the directions on the card. Your proxy, if not properly revoked, will be voted in accordance with your instructions. If you vote by using the Internet or telephone, you do NOT need to return your proxy card. If you do not mark a selection, your proxy will be voted as recommended by the Board of Directors. Your vote is very important, so whether you plan to attend the Annual Meeting or not, we encourage you to vote by proxy as soon as possible.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you on behalf of the Company. As the stockholder of record, you have the right to grant your voting proxy to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for you to use.

        If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee will send you separate instructions describing the procedure for voting your shares. Your broker may vote your shares on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, but will not be permitted to vote your shares with respect to Proposal No. 1 unless you provide instructions as to how to vote your shares. If an executed proxy card is returned by your broker which indicates that the broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of the proposals.

How can I change my vote?

        You may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting by (i) delivering a written revocation or a later-dated proxy to the Secretary of the Company at the address of the Company's principal executive offices, (ii) attending the Annual Meeting and voting in person or (iii) providing subsequent Internet or telephone voting instructions.

How many shares must be present or represented to constitute a quorum for the Annual Meeting?

        The presence of a majority of the outstanding shares, in person or represented by proxy, of the common stock entitled to vote at the Annual Meeting constitutes a quorum. A quorum is necessary in order to conduct business at the Annual Meeting. You are part of the quorum if you have voted by proxy. Shares held of record by your broker, trustee or nominee ("Broker Shares") that are voted on any matter and abstentions are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Annual Meeting are not included in determining whether a quorum is present. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

How does the Board of Directors recommend that I vote?

        The Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board of Directors and "FOR" the ratification of the independent registered public accounting firm for the fiscal year ending December 31, 2011.

What is the voting requirement to approve each of the proposals?

        Election of Directors.    Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The seven nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors for a one-year term. Abstentions and Broker Shares that are not voted in the election of directors will have no effect on the election of directors.

        Ratification of Appointment of Independent Registered Public Accounting Firm.    The appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2011 will be ratified if the votes cast, in person or by proxy, at the Annual Meeting for ratification exceed the number of votes cast against ratification. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker Shares that are not voted on the ratification of the appointment of the independent registered public accounting firm will have no effect on the proposal.

        Other Matters.    The affirmative vote of the majority of shares present, in person or by proxy, at the Annual Meeting is generally required for approval for all other matters that may properly come before the Annual Meeting. If any other matter not discussed in this proxy statement properly comes before the Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxy holders.

How are votes counted?

        Stockholders' proxies are received by the Company's independent proxy tabulating agent, and the vote is certified by an inspector of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential, except as necessary to meet legal requirements, in cases where stockholders write comments on their proxy cards, or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspector, but such tallies will provide aggregate figures rather than names of stockholders. The inspector will notify the Company if a stockholder has failed to vote.

Who will bear the cost of soliciting votes for the Annual Meeting?

        The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of this proxy statement, the proxy card and any additional soliciting materials sent by the Company to stockholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy- soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. In addition, the Company has retained Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902, to assist with the solicitation of votes using the means referred to above, and that firm will receive a fee of approximately $5,000, plus reimbursement of out of pocket expenses. The Company will bear all costs related to such engagement.

How can interested parties communicate with the Board of Directors?

        Interested parties who want to communicate with the Board of Directors or any individual director can write to them c/o Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention: Corporate Secretary, Kenneth C. Fernandez. If applicable, your letter should indicate that you are a Company stockholder. Depending on the subject matter, our Corporate Secretary will: (i) forward the communication to the director or directors to whom it is addressed; or (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board of Directors meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded to the director or directors to whom they were addressed, and will make those communications available to the Board of Directors upon request.

        Any interested party who wishes to communicate directly via e-mail with the presiding non-management member of the Company's Board of Directors may use a form found on the Investor Relations section of the Company's website at www.reddyice.com.

When do we anticipate mailing proxy materials to stockholders?

        It is anticipated that this proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April 12, 2011.

Where can I find the voting results of the meeting?

        The preliminary voting results will be announced at the meeting. The final results will be filed in a current report on Form 8-K within four business days following the end of the meeting.

May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

        You may submit proposals for consideration at future stockholder meetings, including director nominations.

        Under the Securities and Exchange Commission ("SEC") rules, stockholder proposals for our 2012 Annual Meeting of Stockholders must be received at our principal executive offices by December 13, 2011 to be considered for inclusion in our proxy materials relating to that meeting. Nominations for directors must be submitted as described on page 8 of this proxy statement.

        Any stockholder proposals must be in writing and addressed to the attention of our Corporate Secretary. We reserve the right to reject, rule out of order or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

 ELECTION OF DIRECTORS
(ITEM 1)

        At the Annual Meeting, seven directors, constituting the entire Board of Directors, are to be elected to hold office until the next annual meeting of the stockholders and until their respective successors have been elected and qualified. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated seven directors for election at the Annual Meeting. All of the director nominees are currently directors of Reddy Ice. Each nominee has indicated his willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of common stock is required to elect a director. Under Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, shares as to which a stockholder withholds authority to vote on the election of directors ("Abstentions") and shares as to which a broker indicates that it does not have discretionary authority to vote ("Broker Non-Votes") will not be counted as voting on the election of directors and will not affect the election of the nominees receiving a plurality of the votes cast. Stockholders may not cumulate their votes in the election of directors. The Board of Directors recommends that you vote "FOR" each of the seven nominees described below.

        The following information regarding the director nominees of Reddy Ice, their principal occupations, employment history and directorships in certain companies is as reported by the respective individuals. All ages are reported as of April 12, 2011.

        On August 15, 2003, Packaged Ice, Inc., or Packaged Ice, merged with, and was renamed, Reddy Ice Group, Inc., or Reddy Group. On January 1, 2007, Reddy Group merged with and into its subsidiary Reddy Ice Corporation. References to "Reddy" refer to Packaged Ice for periods prior to August 15, 2003, Reddy Group for the period from August 15, 2003 to January 1, 2007, and Reddy Ice Corporation for periods after January 1, 2007. Reddy Ice Corporation was originally acquired by Packaged Ice in 1998, and references to Reddy Ice Corporation are to that entity prior to its acquisition by Packaged Ice.

DIRECTOR NOMINEES

        Gilbert M. Cassagne, 54, became Chief Executive Officer and President, and a member of the Company's Board of Directors, on June 23, 2008. Mr. Cassagne was named Chairman of the Company's Board of Directors on May 20, 2009. Prior to joining the Company, Mr. Cassagne was Chief Executive Officer of Cadbury Schweppes Americas Beverages, a division of the multinational consumer products company Cadbury Schweppes, from February 2003 to October 2007, where he also served a part of the executive board. Mr. Cassagne has held numerous other positions within Cadbury including Regional President of Asia Pacific and President of Motts. Prior to Cadbury Schweppes, Mr. Cassagne also worked for consumer products and beverage companies such as Procter & Gamble and Dr Pepper/Seven Up, Inc., prior to its acquisition by Cadbury Schweppes in April 1995. Mr. Cassagne's insights on the Company's business as Chief Executive Officer and President of the Company provide relevant information and experience to the Board of Directors.

        William P. Brick, 59, became a member of the Company's Board of Directors on August 15, 2003. Mr. Brick served as Executive Chairman from June 2008 to May 2009 and had served as Chief Executive Officer and President on an interim basis from December 2007 to June 2008, after having previously served as Executive Chairman since May 17, 2007. Prior to serving as Executive Chairman in 2007, Mr. Brick was named Chief Executive Officer of the Company and a member of the Company's Board of Directors on August 15, 2003, Chief Executive Officer and director of Reddy, in April 2001 and the Chairman of Reddy's board of directors in June 2001. Prior to joining Reddy, Mr. Brick was employed by Suiza Foods Corporation, now known as Dean Foods Company, where he served as Executive Vice President from July 1996 until October 1996 and as Chief Operating Officer of Dairy Operations from October 1996 until January 2000. Before joining Suiza, Mr. Brick was the Vice President—Sales and Marketing for the Metropoulos Management Group from February 1996 until June 1996. From 1995 until January 1996, he served as Vice President—Sales and Marketing for Ultra Products. Mr. Brick's long history with the Company and, in particular, his former service as Chairman and Chief Executive Officer of the Company, provides unique perspective and experience to the Board of Directors.

        Kevin J. Cameron, 42, became a member of the Company's Board of Directors on December 31, 2008. Mr. Cameron has more than ten years of corporate governance and strategy experience. In 2003, Mr. Cameron co-founded Glass Lewis & Company, a leading independent research firm focused on issues of corporate governance. From 2001 to 2002, Mr. Cameron handled corporate affairs for Moxi Digital, a technology venture focused on digital entertainment. From 1997 to 2001, he was employed by NorthPoint Communications, a publicly-traded broadband telecommunications company. Prior to 1997, Mr. Cameron was an attorney with the corporate law firm of Kellogg, Huber, Hansen, Todd & Evans in Washington D.C. and served as a law clerk to the Hon. James L. Buckley of the United States Court of Appeals for the District of Columbia Circuit. Mr. Cameron earned a law degree from the University of Chicago and an undergraduate degree from McGill University. Mr. Cameron also serves as a director of Keryx Biopharmaceuticals, Inc. Mr. Cameron's experience in finance and corporate governance matters provides relevant expertise to the Board of Directors.

        Theodore J. Host, 65, became a member of the Company's Board of Directors on November 15, 2005. Mr. Host is a private investor. From October 2001 to April 2004, Mr. Host was the CEO and Director, and from November 1999 until October 2001 was President, CEO and a Director, of Prestige Brands International, a consumer products company. Mr. Host worked with McCown DeLeeuw & Co. to create a consumer products start-up company from March 1996 to November 1999. Prior thereto, Mr. Host served as the President and Chief Operating Officer, and later Chief Executive Officer, of The Scotts Company, a lawn care company. Mr. Host holds Bachelor of Arts and Master of Arts degrees in business from New York University. Mr. Host's executive background and experience in operations, marketing and sales, as well as his supply chain management experience, provides relevant expertise to the Board of Directors.

        Michael S. McGrath, 64, became a member of the Company's Board of Directors on February 22, 2006. Mr. McGrath is the former President and Chief Operating Officer of Dr. Pepper/Seven Up, Inc., the North American business of Cadbury Schweppes plc. From August 1998 to March 2002, Mr. McGrath was President and Chief Operating Officer of Cadbury Beverages/Seven Up. In April 2002, Mr. McGrath's responsibilities as President and Chief Operating Officer were expanded to include Cadbury Schweppes' Dr. Pepper business. Mr. McGrath retired in January 2005 and is currently a private investor. He currently serves as a director for Eaux Vives Waters Inc., Polar Corp. and The Nutrasweet Company. Mr. McGrath holds a Bachelor of Education from Boston College. Mr. McGrath's executive background and experience in marketing and sales, as well as his supply chain management experience, provides relevant expertise to the Board of Directors.

        Michael H. Rauch, 72, became a member of the Company's Board of Directors on April 17, 2008. Mr. Rauch is Of Counsel to the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP. Mr. Rauch joined Fried Frank in 1968, was a partner of the firm from 1972 to 2004 and served as co-managing partner of the firm from 1998 to 2003. Mr. Rauch holds a Bachelor of Arts degree from Princeton University and an LL.B. from Harvard Law School. Mr. Rauch's legal career provides relevant expertise to the Board of Directors.

        Robert N. Verdecchio, 54, became a member of the Company's Board of Directors on September 7, 2005. Mr. Verdecchio is a private investor. From 1997 to 2004 he served as a member of the Board of Directors of Pegasus Communications Corporation when it operated as a provider of satellite, cable and broadcast television. Mr. Verdecchio also served as Pegasus' Chief Financial Officer from 1991 to 2000. Mr. Verdecchio holds a B.S. in Accounting from Temple University. Mr. Verdecchio's experience in finance and accounting matters provides relevant expertise to the Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Composition of the Board of Directors

        Our business is managed under the direction of our Board of Directors. Our Board of Directors currently consists of seven directors. The rules of the New York Stock Exchange ("NYSE") require a majority of the members of our Board of Directors to be "independent" directors. No director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareowner or partner of an organization that has a relationship with the Company. The Board of Directors observes all criteria established by the NYSE and other governing laws and regulations. In its review of director independence, the Board of Directors considers all relevant facts and circumstances, including without limitation, all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. After conducting its review of director independence in accordance with the foregoing, our Board of Directors has determined that we currently have five independent directors: Kevin J. Cameron, Theodore J. Host, Michael S. McGrath, Michael H. Rauch and Robert N. Verdecchio.

        The Board of Directors held 16 meetings during the year ended December 31, 2010 and acted three times by written consent. Each incumbent director attended, in person or by telephone, at least 75% of the meetings of both the Board of Directors and committees on which he served during 2010.

        Our Corporate Governance Guidelines state that the Board of Directors has no policy respecting the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer of the Company. Our Corporate Governance Guidelines further state that it is the sense of the Board of Directors that it should be free to make this choice any way that seems best for the Company at a given point in time. Currently, our Chief Executive Officer also serves as chairman of the board, and the board selects a separate independent lead director.

        The Board of Directors believes that this leadership structure is best for the Company at the current time, as it appropriately balances the need for the Chief Executive Officer to run the company on a day-to-day basis with significant involvement and authority vested in the Board of Directors as a whole, the chairmen of the Board of Directors' various committees and, in particular, the role of the Chairman of the governance and nominating committee, who chairs all meetings of the non-management and independent directors and provides feedback from those meetings to the Company's management. Accordingly, the Chairman of the governance and nominating committee fulfills many of the duties of lead independent directors in other public companies.

Committees of the Board of Directors

        Audit Committee.    Our audit committee currently consists of Kevin J. Cameron, Michael S. McGrath and Robert N. Verdecchio. Each member of the audit committee is financially literate, as such qualification is interpreted by the Board of Directors in its business judgment. In addition, our Board of Directors has determined that Mr. Verdecchio is an "audit committee financial expert" as such term is defined in Item 407(d)(5) of Regulation S-K. In accordance with the requirements of the NYSE, the audit committee is composed entirely of "independent" (as defined under Federal securities laws and the rules of the NYSE) directors. The governance and nominating committee recommends to our Board of Directors nominees for the audit committee.

        The audit committee held nine meetings during the year ended December 31, 2010 and acted once by written consent. The audit committee will have at least four regular meetings each year. The results of each meeting are reported at the next regular meeting of our Board of Directors.

        The audit committee has the responsibility for overseeing:

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  our accounting and financial reporting processes;

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  the reliability of our financial statements;

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  the effective evaluation and management of our financial risks;

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  our compliance with laws and regulations; and

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  the maintenance of an effective and efficient audit of our financial statements by a qualified independent registered public accounting firm.

        To fulfill these responsibilities, the audit committee will:

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  be aware of the current areas of greatest financial risk to us and ensure that management is effectively assessing and managing risks;

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  consider the effectiveness of our disclosure controls and procedures to promote timely, accurate, compliant and meaningful disclosure in our periodic reports filed with the SEC;

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  periodically review with the independent registered public accounting firm their assessment as to the adequacy of our structure of internal controls over financial accounting and reporting, and their qualitative judgments as to the accounting principles employed and related disclosures by us and the conclusions expressed in our financial reports;

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  review our accounting policies and practices to ensure they meet the requirements with respect to the rules and pronouncements of the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board;

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  select, evaluate and, if necessary, replace our independent registered public accounting firm;

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  actively engage in dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent registered public accounting firm;

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  meet with the independent registered public accounting firm, the internal auditors and senior management to review the scope and methodology of the proposed audit;

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  discuss with management policies and practices regarding earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

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  set clear hiring policies with respect to any current or former employees of our independent registered public accounting firm;

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  review periodically our code of conduct and obtain confirmation from management that the policies included in the code of conduct are understood and implemented;

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  establish procedures for the receipt, retention and treatment of complaints we receive regarding our internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of their concerns regarding our internal accounting controls and auditing matters; and

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  have the authority to engage independent counsel and other advisers, as necessary, to carry out any of the foregoing duties.

        Our Board of Directors adopted a written charter for the audit committee, which has been filed with the SEC and is also available on our website at http://www.reddyice.com. In addition, stockholders may request a free copy of the audit committee charter from: Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention: Corporate Secretary, Kenneth C. Fernandez, or by calling (214) 526-6740.

        Compensation Committee.    Our compensation committee currently consists of Kevin J. Cameron, Theodore J. Host and Robert N. Verdecchio. Our Board of Directors has determined that the members of our compensation committee are "independent" in accordance with the rules of the NYSE. The governance and nominating committee recommends to our Board of Directors nominees for the compensation committee.

        The compensation committee held ten meetings during the year ended December 31, 2010 and acted six times by written consent. The compensation committee will have at least one regular meeting each year. The results of each meeting are reported at the next regular meeting of our Board of Directors.

        The primary responsibility of the compensation committee will be to develop and oversee the implementation of our philosophy with respect to the compensation of our officers. In that regard, the compensation committee will:

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  develop and maintain a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to stockholders;

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  recommend compensation and benefit plans to our Board of Directors for approval;

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  review and approve annual corporate and personal goals and objectives to serve as the basis for the chief executive officer's compensation, evaluate the chief executive officer's performance in light of the goals and, based on such evaluation, determine the chief executive officer's compensation;

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  determine the annual total compensation for executives in the top four salary grades of our salary grade system;

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  with respect to our equity-based compensation plans, approve the grants of stock options and other equity-based incentives as permitted under our compensation plans;

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  review and recommend compensation for non-employee directors to our Board of Directors; and

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  review and recommend employment agreements, severance arrangements and change of control plans that provide for benefits upon a change of control, or other provisions for our executive officers and directors, to our Board of Directors.

        Our Board of Directors adopted a written charter for the compensation committee, which is available on our website at http://www.reddyice.com. In addition, stockholders may request a free copy of the compensation committee charter from: Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention: Corporate Secretary, Kenneth C. Fernandez, or by calling (214) 526-6740.

        Corporate Governance and Nominating Committee.    Our corporate governance and nominating committee (referred to herein as the "governance and nominating committee") currently consists of Theodore J. Host, Michael S. McGrath and Michael H. Rauch. Our Board of Directors has determined that the members of the governance and nominating committee are "independent" in accordance with the rules of the NYSE. The governance and nominating committee recommends to our Board of Directors nominees for the governance and nominating committee.

        The governance and nominating committee held five meetings during the year ended December 31, 2010. The governance and nominating committee will have at least one regular meeting each year. The results of each meeting are reported at the next regular meeting of our Board of Directors. The governance and nominating committee will:

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  identify individuals qualified to serve as our directors;

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  recommend a set of corporate governance guidelines to our Board of Directors;

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  review periodically the composition of our Board of Directors;

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  identify and recommend director candidates for our Board of Directors;

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  recommend to our Board of Directors nominees for election as directors;

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  recommend to our Board of Directors the composition of the committees of the Board of Directors;

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  review and approve public disclosures;

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  review periodically our corporate governance guidelines and recommend governance issues that should be considered by our Board of Directors;

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  review periodically our committee structure and operations and the working relationship between each committee and the Board of Directors; and

  •
  consider, discuss and recommend ways to improve the effectiveness of our Board of Directors.

        Our Board of Directors adopted a written charter for the governance and nominating committee, which is available on our website at http://www.reddyice.com. In addition, stockholders may request a free copy of the governance and nominating committee charter from: Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention: Corporate Secretary, Kenneth C. Fernandez, or by calling (214) 526-6740.

        Special Committee (Investigation).    In light of the conclusion of the criminal investigation into the packaged ice industry and the determination by the Antitrust Division of the Department of Justice to take no action against the Company or any of its current or former employees, the special committee of the Board of Directors, formed on March 6, 2008 in response to that investigation, formally disbanded, effective January 3, 2011. The special committee consisted of Kevin J. Cameron, Theodore J. Host, Michael S. McGrath, Michael H. Rauch and Robert N. Verdecchio.

        Director Nomination Process.    While there are no formal procedures for stockholder recommendations of nominees to our Board of Directors, the committee will consider nominees recommended by stockholders that meet the stated criteria. A stockholder who wishes to recommend a prospective nominee for the Board of Directors should notify the Company's Corporate Secretary or any member of the governance and nominating committee in writing with whatever supporting material the stockholder considers appropriate prior to the deadline set forth in response to the question "May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?" on page 4.

        Generally, candidates for director positions should possess:

  •
  relevant business and financial expertise and experience, including an understanding of fundamental financial statements;

  •
  the highest character and integrity and a reputation for working constructively with others;

  •
  sufficient time to devote to meetings and consultation on Board of Directors matters; and

  •
  freedom from conflicts of interest that would interfere with performance as a director.

        The governance and nominating committee evaluates prospective nominees from time to time and makes recommendations, if deemed necessary, to maximize the contribution by the Board of Directors to the success of the Company while achieving board diversity. Diversity in this context includes diversity of business experience, skills and talents. Section 4 of the Company's Corporate Governance Guidelines states that diversity will be included in the assessments made by the governance and nominating committee in reviewing prospective nominees and the composition of the board of directors. The diversity of the board of the directors and its committees is one of the specific criteria evaluated by the governance and nominating committee.

        The governance and nominating committee also considers other relevant factors, including the balance of management and independent directors, the need for audit committee and other specialized expertise and relevant industry experience. A prospective candidate nominated by a stockholder is evaluated by the governance and nominating committee in the same manner as any other prospective candidate.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer is expected to serve as a member of our compensation committee.

Codes of Conduct and Ethics and Corporate Governance Guidelines

        Our Board of Directors adopted (1) a code of business conduct and ethics applicable to our directors, officers and employees and (2) corporate governance guidelines, each in accordance with applicable rules and regulations of the SEC and the New York Stock Exchange. Each of these codes of ethics and conduct and the corporate governance guidelines is available on our website at http://www.reddyice.com. In addition, stockholders may request a free copy of the code of ethics and the corporate governance guidelines from: Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention: Corporate Secretary, Kenneth C. Fernandez, or by calling (214) 526-6740.

Risk Management

        The Board of Directors has monitored the development of our enterprise risk management framework during 2010. During 2010, management provided the Board of Directors periodic updates regarding the development of the Company's risk management framework, the material risks identified, the level of existing mitigating controls and the development of additional mitigating controls. These reports have been accompanied by discussion among the Board of Directors regarding the Company's risk management framework and recommendations for modification of the risk management framework. In 2010, to further strengthen our oversight of risk management and compliance risks, the Company appointed a Chief Compliance Officer to oversee compliance issues to ensure that the Company is complying with regulatory requirements and that the Company and its employees are complying with internal policies and procedures.

        In addition, the audit committee regularly reviews our internal audit process, including the organizational structure and staff qualifications, as well as the scope and methodology of the internal audit process. The audit committee receives reports from the Vice President—Internal Audit on a quarterly basis and meets with the Vice President-Internal Audit in executive session as necessary. Between meetings, the Vice President—Internal Audit and the Chief Compliance Officer have direct access to the audit committee as necessary.

        With the assistance of Towers Watson, a compensation consultant, in 2010 the compensation committee reviewed the Company's compensation policies and practices for all employees, including executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company. The compensation committee also reviewed our compensation programs for certain design features which have been identified by experts as having the potential to encourage excessive risk-taking. The compensation committee determined that, for all employees, the Company's compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Executive Sessions

        Our corporate governance guidelines require that the non-management directors meet in executive sessions periodically (and at least four times per year), with no members of management present. The Chairman of the Corporate Governance and Nominating Committee presides at such executive sessions. Non-management directors who are not independent under the NYSE rules may participate in these executive sessions, however the non-management independent directors also meet separately in executive session at least once per year. The Chairman of the Corporate Governance and Nominating Committee presides at such executive sessions. Currently, Mr. Brick is the only non-management director who is not independent under the NYSE rules.

DIRECTOR COMPENSATION

        The below table sets forth the non-employee director compensation from the Company for 2010:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Deferred Compensation Earnings	All Other Compensation	Total
William P. Brick	$46,200	$47,998	—	—	—	—	$94,198
Kevin J. Cameron	51,188	47,998	—	—	—	—	99,186
Theodore J. Host	53,192	47,998	—	—	—	—	101,190
Michael S. McGrath	53,592	47,998	—	—	—	—	101,590
Michael H. Rauch	51,188	47,998	—	—	—	—	99,186
Robert N. Verdecchio	56,003	47,998	—	—	—	—	104,001

(1)
Amounts represent the total amount of quarterly retainers and fees for Committee service during 2010 (see Director Compensation below).

(2)
Represents the grant date fair value of stock awards. For additional information regarding the valuation and accounting for equity instruments, refer to note 13 to the Company's financial statements in the Form 10-K for the year ended December 31, 2010, as filed with the SEC.

        Also, in April 2008, the Company entered into an agreement with Shamrock Activist Value Fund, L.P. (SAVF), and certain of their affiliates, pursuant to which two SAVF nominees were designed by SAVF and appointed to the Company's Board of Directors. Each of Mr. Rauch and Mr. Cameron was originally elected to the Company's Board of Directors as a designee of SAVF. Although the agreement is no longer in effect, we have been informed by Mr. Cameron and Mr. Rauch that each of them received a retainer of $50,000 from the period of January 1, 2010 through April 29, 2010 (the date of the 2010 Annual Meeting of Stockholders of the Company), pursuant to a separate agreement between them and SAVF. Effective with the 2010 Annual Meeting of Stockholders of the Company on April 29, 2010, Mr. Cameron and Mr. Rauch continued on the Company's Board of Directors with no further remuneration from SAVF.

Director Compensation

        The management members of the Board of Directors do not receive any compensation for their services on the Board of Directors. On July 28, 2009, the compensation committee of the Board of Directors approved a new compensation structure for the Company's non-management directors. Pursuant to the new structure, each non-management director now receives $48,000 per annum cash compensation, an increase from $30,000 per annum, as compensation for his service, payable quarterly in arrears. Fees for committee service, other than as chairperson or for service on the special committee (investigation), were eliminated. Prior to July 28, 2009, our non-management directors received $5,000 per annum for service on the audit committee and $2,500 per annum for service on the compensation committee or the corporate governance and nominating committee. Since July 28, 2009, the chairperson of the audit committee receives an additional $5,000 for such service, an increase from $2,500, and the chairpersons of the compensation committee and corporate governance and nominating committee receive $2,500 for such service, an increase from $1,000. Members of the special committee (investigation) received $750 for each meeting of the committee attended in person and $375 for each meeting of the committee attended telephonically. Additionally we have granted restricted share units and shares of vested common stock to our non-management directors from time to time, as determined by the full Board of Directors. Directors are also reimbursed for ordinary and necessary expenses incurred in attending meetings of the Board of Directors or committee meetings.

        Effective July 28, 2009, restricted stock is no longer issued to non-employee directors. Instead, each non-employee director will receive an annual stock grant immediately following each annual meeting of stockholders with a value on the date of grant of $48,000, an amount generally consistent with the target value of annual equity compensation at the time our directors' compensation was last studied. On April 29, 2010 each non-management director received a grant of 11,428 shares which, based on the closing price of our common stock on such date of $4.20 per share, had a value of approximately $48,000.

        On September 16, 2010, the compensation committee of the Board of Directors temporarily reduced the per annum cash compensation of non-employee directors by fifteen (15%) percent, the same percentage of reduction taken by the Chief Executive Officer. This decision was based upon certain cost savings initiatives instituted by the Company in 2010. The Board of Directors and the compensation committee believed strongly that the Board of Directors should share in the impact of this cost savings initiative. This action temporarily reduces the Board of Director's per annum cash compensation. This action will not reduce the value of the annual stock grant provided to the Board of Directors following each annual meeting of stockholders. This temporary reduction in compensation currently remains in effect.

        We currently do not have any guidelines or policies that require our non-management directors to maintain certain levels of ownership of the Company's stock.

SUMMARY OF BOARD OF DIRECTORS COMMITTEES

        The table below lists all of the current committees of the Board of Directors and indicates who serves on those committees as of April 12, 2011.

Board of Directors Member	Governance and Nominating	Compensation	Audit
Gilbert M. Cassagne
William P. Brick
Theodore J. Host	X	X*
Kevin J. Cameron		X	X
Michael S. McGrath	X*		X
Michael H. Rauch	X
Robert N. Verdecchio		X	X*

*
Chairman

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(ITEM 2)

        Pursuant to the audit committee's recommendation, the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC"), independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiary for the year ending December 31, 2011. PwC has served as our independent auditor since November 12, 2008.

        Although ratification by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of the selection of PwC by the stockholders. In the event the stockholders fail to ratify the appointment, the audit committee will consider this factor when making any future determination regarding PwC. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

        Passage of the proposal requires the affirmative vote of a majority of the votes cast. The Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of PwC as the independent registered public accounting firm for the fiscal year ending December 31, 2011.

Fees Paid to PwC

        PwC has served as our independent auditor since November 12, 2008. Aggregate fees billed to us by PwC for professional services rendered for fiscal 2010 and 2009 were as follows:

	Fiscal Year Ended December 31,
	2010	2009
Audit Fees	$1,539,441	$901,642
Audit-Related Fees	101,886	106,067
Tax Fees	103,280	45,000
All Other Fees	1,599	1,599

Total	$1,746,206	$1,054,308

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiary, the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by the Company's independent auditor in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation. Included in the audit fees for 2010 are approximately $468,000 of fees related to debt transactions and related filings.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements of the Company and its subsidiary and are not reported under "Audit Fees." These services include auditing work on proposed transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

        Tax Fees.    Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning. Included in tax fees for 2010 are approximately $58,000 of fees related to debt transactions.

        All Other Fees.    Consists of fees related to accounting software licensed to the Company by PwC.

        Audit Committee Pre-Approval Policies and Procedures.    All auditing services and non-audit services provided to us by our independent registered public accounting firm must be pre-approved by the audit committee (other than the de minimus exceptions provided by the Exchange Act). All of the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees shown above for 2010 and 2009 met this standard.

Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

        The audit committee pre-approves all audit and permissible non-audit services provided by PwC. These services may include audit services, audit- related services, tax services and other services. The audit committee has adopted a policy for the pre-approval of services provided by PwC. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the audit committee may also pre-approve particular services on a case-by-case basis. The audit committee has delegated pre-approval authority to the Chair of the audit committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the audit committee at its first meeting after the pre-approval was obtained.

Other

        In connection with the audits for the period ended December 31, 2010, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused them to refer to such disagreement in connection with their report.

        A representative of PwC is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

 EXECUTIVE OFFICERS

        The following table sets forth certain information as of April 12, 2011 regarding Reddy Ice's executive officers. Each of these officers has been elected to serve until his successor is duly appointed or elected or until his earlier removal or resignation from office. No arrangement or understanding exists between any of these officers and any other person pursuant to which they were or are to be selected as an officer.

Name	Age	Position
Gilbert M. Cassagne	54	Chairman, Chief Executive Officer and President
Steven J. Janusek	39	Executive Vice President, Chief Financial Officer (Principal Accounting and Financial Officer) and Treasurer
Paul D. Smith	57	Executive Vice President and Chief Operating Officer
Richard D. Wach	62	Executive Vice President—Ice Leasing and Vending
Angela S. Wallander	47	Executive Vice President and Chief Administrative Officer
Gerard A. Williams	55	Executive Vice President and Chief Customer Officer
Nicholas P. Bolton	53	Senior Vice President—Manufacturing, Engineering and Procurement
William A. Richardville	50	Senior Vice President—Distribution and Logistics
Steven A. Wilson	51	Senior Vice President—National Account Sales
Kenneth C. Fernandez	50	Vice President—Corporate Counsel, Chief Compliance Officer and Secretary

        Gilbert M. Cassagne's background information is described in the "Director Nominees" section herein.

        Steven J. Janusek, 39, became Chief Financial Officer in October 2000, Executive Vice President in April 2001 and Treasurer in April 2011. Mr. Janusek is a certified public accountant and served as Treasurer from February 2000 until March 2001 and as Corporate Controller from January 1998 until October 2000. Mr. Janusek joined Southwestern Ice, Inc. in July 1994 and from January 1996 served as the Corporate Controller of Southwestern Ice until its merger with Reddy in April 1997.

        Paul D. Smith, 57, became Executive Vice President and Chief Operating Officer on September 15, 2008. Prior to joining Reddy Ice, Mr. Smith was employed by Cadbury Schweppes PLC, a multinational consumer products company, from 2001 to 2007. Mr. Smith served Cadbury in various positions, including Senior Vice President—Sales Operations and Supply Chain, Regional Director—Supply Chain for Europe and the Middle East and Senior Vice President—Technical and Concentrate Operations for Dr. Pepper/Seven Up. Prior to joining Cadbury in 2001, Mr. Smith worked for 22 years in various operational roles for Pepsico, Inc. and Procter & Gamble.

        Richard D. Wach, 62, became Executive Vice President—Ice Leasing and Vending in July 2010. Mr. Wach has been with us as a consultant since September of 2009. He was employed by Cadbury Schweppes/Dr Pepper/Snapple Group from 1982 until joining Reddy Ice where he held several Senior Vice President positions in Business Development, New Product Innovation and Pepsi Sales Systems. Mr. Wach held the following positions in his tenure with Cadbury Schweppes: Vice President Marketing Fountain Foodservice, Region Vice President West, Marketing Manager Fountain/Foodservice and Division Sales Manager East. He has also worked for Proctor & Gamble in sales.

        Angela S. Wallander, 47, was appointed Executive Vice President and Chief Administrative Officer effective June 8, 2009. Prior to joining the Company, Ms. Wallander was employed with Dr Pepper Snapple Group for 22 years in various positions, including most recently, Senior Vice President—Customer Solutions from 2008 to 2009 and Senior Vice President—Shared Business Services from 2004 to 2008.

        Gerard A. Williams, 55, became Executive Vice President and Chief Customer Officer in October 2010. He was employed by Dr Pepper Snapple Group from 1984 until joining Reddy Ice where he held several Senior Vice President positions in National Accounts. Mr. Williams also held the following positions in his tenure with Dr Pepper Snapple Group: International Sales Director, Central Zone Vice President, Vice President National Accounts, Director Special Bottling Operations, Division Sales Manager and Market Sales Manager. He is a graduate of the State University of New York with a degree in Marketing.

        Nicholas P. Bolton, 53, was appointed Senior Vice President—Manufacturing, Engineering and Procurement on April 30, 2009. Mr. Bolton has served as a consultant since September 22, 2008. Prior to joining the Company, Mr. Bolton was employed by Cadbury Schweppes PLC and its subsidiaries for more than nineteen years. Mr. Bolton served Cadbury in various positions, including, most recently, Senior Vice President—Manufacturing of Cadbury Schweppes Americas Beverages from 2003 to 2008 and Senior Vice President—Manufacturing & Engineering of the Mott's/Snapple Division of Cadbury Schweppes from 2000 to 2003.

        William A. Richardville, 50, was appointed Senior Vice President—Distribution and Logistics on April 30, 2009. Mr. Richardville has served as a consultant since September 22, 2008. Prior to joining the Company, Mr. Richardville was employed by Cadbury Schweppes Americas Beverages from 2001 to 2007. Mr. Richardville served Cadbury in various positions, including, most recently, Vice President—Warehouse Operations & Supply Chain Technology from 2006 to 2007, Vice President—Bottling Operations from 2004 to 2006 and Vice President—Quality & Field Technical from 2001 to 2004. Prior to joining Cadbury Schweppes, Mr. Richardville worked for Nestle Waters North America and the Pepsi-Cola Bottling Group.

        Steven A. Wilson, 51, was appointed Senior Vice President—National Account Sales on April 30, 2009. Mr. Wilson was appointed as Vice President—Strategic Sales on April 1, 2009 and previously served as a consultant from October 8, 2008 to April 1, 2009. Prior to joining the Company, Mr. Wilson served as Vice President, Sales—National Accounts for Javo Beverage, a coffee and tea manufacturer, from 2006 to 2008, Vice President, Sales & Marketing for Mosquitonix, a pest management company, from 2005 to 2006, Vice President, Sales & Marketing for Ferrellgas, a propane marketer, from 2004 to 2005, and as Vice President—National Account Sales for Cadbury Schweppes Americas Beverages from 1996 to 2004.

        Kenneth C. Fernandez, 50, became Vice President—Corporate Counsel and Chief Compliance Officer in February 2010 and Secretary in April 2011. Prior to joining Reddy Ice, Mr. Fernandez was employed by Lennox International Inc., a leading provider of climate control solutions for heating, air conditioning and refrigeration markets, from 1999-2009. Mr. Fernandez served Lennox in various positions, including Chief Legal Counsel—LII Residential Heating and Cooling, Chief Securities Counsel and Assistant Secretary, Associate General Counsel and Assistant Secretary and Interim General Counsel and Secretary. Prior to joining Lennox, Mr. Fernandez worked for 10 years in various corporate attorney roles for Global Industrial Technologies, Inc. and SnyderGeneral Corporation.

 EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

        Our philosophy in establishing compensation policies for our executive officers is to align compensation with our strategic objectives, while concurrently providing competitive compensation that enables us to attract and retain top-quality executive talent. The primary objectives of our compensation policies for executive officers are to:

  •
  Attract and retain executive officers by offering total compensation that is competitive with that offered by similarly situated companies and rewarding outstanding performance;

  •
  Promote and reward the achievement of short-term objectives that our Board of Directors and management believe will lead to long-term growth in stockholder value; and

  •
  Closely align the interests of executive officers with those of our stockholders by making the value of long-term incentive compensation dependent upon financial performance and total stockholder return.

Principal Components of Executive Compensation

        The principal components of our executive compensation program are:

  •
  Base salary;

  •
  Cash annual incentive awards; and

  •
  Long-term, equity-based incentives.

Mix of Compensation Components

        Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both short-term performance objectives and long-term stockholder value. To this end, a substantial portion of our executive officers' annual and long-term compensation is at-risk. The portion of compensation at-risk increases with the executive's position within the Company. This provides more upside potential and downside risk for more senior positions as these roles have greater influence on the performance of the Company as a whole.

Annual Compensation Programs

        Our executive officers receive two forms of annual cash-based compensation—base salary and annual incentive awards, which together constitute an executive's total annual compensation. The levels of base salary and annual incentive awards for our executive officers are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions. Total annual compensation for each position is targeted at the "market value" for that position. To determine market value, the compensation committee considers compensation data compiled by outside consultants based on a comparative peer group, as well as data from nationally-recognized independent executive compensation surveys.

        The compensation committee engaged Towers Perrin (now Towers Watson), a compensation consultant, in September 2008 to conduct a competitive assessment of compensation for our executives and top management positions. Towers Perrin concluded its assessment in February 2009. The results of this study were used, in part, to determine executive compensation levels for 2009 and 2010. This review was conducted in parallel with a comprehensive strategic business review by the Company's management. Reflecting the conclusions of the Company's strategic business review and as a result of changes in the overall business environment and changes within a peer group previously selected by Towers Perrin for the Company, a comparative peer group was developed. The peer group was selected based upon an analysis of public companies with reference to their industry affiliation, size and financial performance. The peer group contained 15 companies from the packaged food, beverage and consumer goods industry sectors and was based on similarities in such measures as revenue, market capitalization, assets, return on equity, net profit margins, EBITDA, return on invested capital and the total number of company employees. The peer group created in connection with this assessment, and reaffirmed in a review in July 2010, was comprised of the 15 companies listed below:

Arden Group, Inc.	Inter Parfums, Inc.
B&G Foods, Inc.	J&J Snack Foods Corp.
Boston Beer Company, Inc. (The)	National Beverage Corp.
Calavo Growers, Inc.	Prestige Brands Holdings, Inc.
Chattem, Inc.	Tootsie Roll Industries, Inc.
Diamond Foods, Inc.	USANA Health Sciences, Inc.
Gorman-Rupp Company (The)	WD-40 Company
Green Mountain Coffee Roasters, Inc.

        The compensation committee engaged Pay Governance LLC in November 2010 for the limited purposes of providing guidance for the long term incentive grants made in early 2011. The results of this study were used to determine long-term incentive compensation grant levels for 2011. This study relied upon Towers Watson Long-Term Incentive Plan Survey, which is part of Towers Watson's Compensation Data Bank.

Role of Executive Officers in Compensation Decisions

        The compensation committee makes all compensation decisions for executives in the top four salary grades of our salary grade system—a total of eleven employees as of April 12, 2011, including our named executive officers. In addition, the committee oversees and approves both the annual incentive program and long term incentive program for all of the Company's employees. Decisions regarding base salaries of other executive officers are made by the Chief Executive Officer.

        The Chief Executive Officer or another supervising officer annually reviews the performance of all executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented first to the Chief Executive Officer (if the Chief Executive Officer is not the immediate supervisor) then once approved to the compensation committee. The recommendations from the Chief Executive Officer to the compensation committee are permitted to include, and have included, competitive data and general corporate guidelines with respect to the Chief Executive Officer's own compensation. However, the final decision regarding the Chief Executive Officer's compensation is based solely upon the judgment and decision-making of the compensation committee, who may confer with the committee's designated compensation consultant for advice regarding market practices with respect to competitive Chief Executive Officer compensation. The compensation committee can exercise its discretion in modifying any recommended adjustments or awards to executives and, as noted above, the compensation committee makes all compensation decisions for executives in the top four salary grades of our salary grade system.

Annual Compensation Policies

        Our annual compensation policies further our pay-for-performance philosophy. We set total annual compensation for our executive officers to approximate the market value for comparable positions and intend to have a meaningful percentage at risk. Annual incentive awards are targeted at a level that, when combined with base salaries, are intended to yield total annual compensation that approximates market value. As a result, total annual compensation for a position generally should exceed its market value when our financial performance exceeds our applicable annual targets. Total annual compensation generally should be below market value when our financial performance does not meet targets.

        In order to streamline our compensation system, in 2009 the compensation committee approved the establishment of a salary grade system for all senior management positions. In addition, in 2010 the Company established a salary grade system for all positions within the Company. The relative importance of a particular management position in comparison to other Company management positions as well as an assessment of competitive market data were the primary factors in determining the appropriate grade for each position.

        Base Salary.    Based on base salary market data from the competitive compensation analysis described below, in 2009 the compensation committee approved salary ranges for each grade level. The Company's philosophy for base salary and the ranges for each grade are intended to utilize the 50th percentile for companies of comparable size from industry sectors comparable to that of the Company as the midpoint for each grade level within a market. Currently, base salaries for our executive officers fall below the midpoints of their salary grade ranges, and are between the 10th and 50th percentile of the comparable company sample. The compensation committee's long term objective is for base salaries of our executive officers to be at approximately the 50th percentile of market value for comparable positions.

        In order to determine the 50th percentile for companies of comparable size from industry sectors comparable to that of the Company, the compensation study reviewed the following published survey sources providing both general industry and non-durable goods manufacturing industry pay data: Towers Watson Executive Compensation Database, US Mercer Benchmark Database Logistics and Supply Chain Survey, Watson Wyatt's Industry Report on Top Management Compensation and Watson Wyatt's Industry Report on Supervisory Management Compensation. The Towers Watson and Watson Wyatt Top Management study data were used by the compensation committee in evaluating compensation for the Company's most senior positions, including the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Administrative Officer and the Chief Customer Officer. This survey data was also used by the compensation committee in evaluating compensation for the Chief Administrative Officer at the time of her hiring. The Mercer and Watson Wyatt Supervisory Management study data was used by the compensation committee in evaluating compensation for members of management other than the most senior positions within the Company.

        The study data was analyzed using single regression data and tabular data at specific revenue levels, to reflect differences in responsibilities relative to company size, with an assumed revenue level for the Company of $350 million. The target levels were then determined through an average of the target levels across all survey respondents, and the target levels across the non-durable goods manufacturing respondents. In addition, for the Company's most senior positions, including the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Administrative Officer and Chief Customer Officer, comparative data from the Company's peer group was analyzed to determine average compensation for each position within the peer group based solely on job title.

        In 2010, under the specific direction of the compensation committee, the Board engaged Towers Watson to review the overall salary and compensation of the Chief Executive Officer. The review indicated that the base salary, annual cash compensation, and total direct compensation for the Chief Executive Officer were found to be below the 50th percentile of the competitive marketplace. Based upon this assessment, in July 2010 the compensation committee increased the annual base salary of the Chief Executive Officer.

        On October 1, 2010, the Company temporarily reduced the annual base salary of certain management employees, including the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Administrative Officer, and Senior Vice President—Manufacturing, Engineering and Procurement by 15%, 12%, 12%, 12% and 10%, respectively. In addition, all salaried employees were required to take five furlough days without pay in each of the fourth quarter of 2010 and the first quarter of 2011. This decision was based upon certain cost savings initiatives instituted by the Company in 2010. This temporary reduction in annual base salary currently remains in effect. This temporary reduction in annual base salary would not affect the value of any annual incentive award or long-term incentive award provided to the executive.

        At September 30, 2010 and subsequent to the temporary salary adjustments implemented on October 1, 2010, the base salaries of our named executive officers are at the following levels:

Name	Base Salary at September 30, 2010		Base Salary at October 1, 2010
Gilbert M. Cassagne	$500,000	(1)	$425,000
Steven J. Janusek	300,000		264,000
Paul D. Smith	290,000		255,200
Angela S. Wallander	215,000		189,200
Nicholas P. Bolton	225,000		202,500

(1)
Salary increase approved on June 15, 2010, effective July 1, 2010.

        The salaries of these executive officers have not been further adjusted since October 1, 2010.

        Annual Incentive Awards.    Annual incentive awards have been historically targeted at levels slightly higher than market value for comparable positions, which reflects our view that larger amounts of an executive's annual compensation should be at-risk.

        In January 2010, the compensation committee approved the 2010 annual incentive program, which reflected changes from prior year programs based on competitive compensation analysis. The 2010 program, was similar to the program used by the Company in 2009, which more closely aligned our management's incentives with the strategic objectives of the business. The compensation committee's long term objective is for annual incentive award targets to approximate the 50th percentile of market value for comparable positions. However, as noted above, our executives' base salaries are currently below the 50th percentile of market value for comparable positions. In order to achieve the compensation committee's goal of total annual cash compensation that approximates the 50th percentile for comparable positions, and reflecting the time needed to move base salary levels to the 50th percentile, annual incentive award targets for 2010 approximated the 75th percentile of market value for comparable positions.

        For 2010, the compensation committee established 3 targets: revenue, Adjusted EBITDA, and return on invested capital ("ROIC"). ROIC is defined as Adjusted EBITDA divided by average net debt for the year (excluding the cash held by Reddy Ice Holdings, Inc., the parent company of Reddy Ice Corp.) plus the book value of the Company's common stock and additional paid-in capital. Under the 2010 annual incentive plan, each target would be tested separately, but there would be no payment made if the Company (or applicable sub-unit) did not achieve the applicable Adjusted EBITDA target. In establishing the revenue and annual Adjusted EBITDA budgets and the ROIC target, management and the Board of Directors strived to set growth objectives that they believed are consistent with the goal of increasing stockholder value. The revenue, Adjusted EBITDA and ROIC annual incentive targets were set at levels which the compensation committee believed to be achievable, but which required management to execute effectively throughout the year to achieve. Both the budgets and annual incentive targets could be adjusted periodically throughout the year for acquisitions, dispositions and unusual items, consistent with our prior practice. All adjustments which resulted in a change to the overall corporate target of 5% or more would have been approved by our compensation committee.

        The compensation committee also had the discretion to grant bonuses if not otherwise earned according to plan terms if the facts and circumstances warrant such a grant, however, this was not utilized by the compensation committee in 2010.

        Our executive officers and other members of our management participated in the 2010 annual incentive program. At 100% of target, payments were to be made based on a percentage of annual salary ranging, for the named executive officers, from 50% to 100%. Generally, the more senior employees and executives are compensated at higher percentages of annual salary, consistent with market value for comparable positions. This resulted in total target annual cash compensation for 2010 that approximated the 50th percentile. For 2010, the target percentage of annual base salary for Mr. Cassagne, Mr. Janusek, Mr. Smith, Ms. Wallander and Mr. Bolton was set at 100%, 65%, 65%, 65% and 55%, respectively.

        In order to receive the annual incentive payment in 2010, we were required to make 100% of the applicable Adjusted EBITDA target. This design, which set an absolute floor for Adjusted EBITDA, was consistent with the compensation committee's view that EBITDA growth would be important to increase stockholder value. For 2010, we did not meet our annual incentive target of Adjusted EBITDA of $72.5 million. Our actual Adjusted EBITDA was $51.8 million and as a result, no employee received annual incentive payments for 2010.

        Although EBITDA and Adjusted EBITDA are not presentations made in accordance with generally accepted accounting principles ("GAAP") and are not measures of financial condition or profitability, we believe they are important measures of the operational strength of our business and a key metric investors use in evaluating the value of the Company. Furthermore, the additional adjustments included in the calculation of Adjusted EBITDA are required to calculate covenant ratios and compliance under our senior credit facility, including our ability to pay dividends. As explained in this section, the annual incentive plan is based on certain financial goals, which have been adjusted from the GAAP results by the compensation committee in its discretion. We have presented certain information regarding these adjusted results solely to indicate the inputs to the annual incentive plan, as considered by the compensation committee. The adjusted results considered by the compensation committee are those which were presented by the Company in the Form 10-K for the year ended December 31, 2010, as filed with the SEC.

        2011 Annual Incentive Program.    In reviewing the annual incentive program for 2011, the compensation committee recognized that bonuses have not been paid to the named executive officers since 2006. Based on this information, the compensation committee requested the Company evaluate the current program and provide recommendations for a revised annual incentive program beginning in 2012. Recognizing the need to retain and motivate management and key employees in 2011, the compensation committee approved a 2011 annual incentive program that will be 100% discretionary and any payout under the 2011 annual incentive plan will be based on overall business performance in 2011, as determined in the sole discretion of the compensation committee. During 2011, the compensation committee will review with management the progress the Company is making towards a revised annual incentive program for 2012.

Long Term Incentive Compensation

        Our compensation committee believes that long term equity-based incentive compensation is an important component of our overall compensation program because it has the effect of retaining executives, aligning executives' financial interests with the interests of stockholders, and rewarding the achievement of our long-term strategic goals. Vesting of long term incentive awards is targeted at levels that approximate market value for comparable positions, utilizing the same compensation data used for setting total annual compensation.

        Long Term Incentive Compensation Following our IPO.    In connection with our IPO in August 2005, our compensation committee recommended the creation of a new long term incentive program for our executives for the purpose of retaining executives, aligning executives' financial interests with the interests of our new public stockholders, and rewarding the achievement of our long-term strategic goals as a public company. The Long Term Incentive and Share Award Plan (the "Plan") was approved by our stockholders in August 2005 prior to the IPO with an initial 750,000 shares in the plan. On May 17, 2007, our stockholders approved amendments to the Plan that, among other things, increased the maximum number of shares of common stock available for issuance to 1,250,000.

        Shortly after the completion of the IPO, our compensation committee granted the majority of the original 750,000 shares in the form of restricted share units ("RSUs") to approximately 130 of our employees, including our executive officers at that time. Due to the dividend policy adopted in connection with our IPO, which was designed to distribute a substantial portion of our free cash flow to our stockholders on a quarterly basis, our compensation committee chose RSUs as the best instrument to properly align our executive's financial interest with the interests of our new public stockholders. This substantial upfront grant was made in lieu of annual grants as the compensation committee and the Board of Directors desired to create a level of certainty regarding the amount of dilution that would be experienced by our new stockholders in the first two to three years after the IPO. From our IPO through August 2008, our compensation committee granted additional RSUs in minor amounts to newly hired and promoted employees (other than Mr. Cassagne, who received a more significant grant when hired, as described below), typically either in February and August of each year, but has generally not made additional grants to employees whose positions within the Company have not changed since 2005.

        In these grants, fifty percent of the RSUs granted were time-based and 50% were performance-based. Our compensation committee believed that a mix of both time- and performance-based long-term incentives was appropriate in order to balance the goals of executive retention and rewarding the achievement of our long-term strategic goals. Generally, the Time-based RSUs vested in four equal annual installments beginning on August 12, 2006 and continuing on August 12 of each of the following three years. The Performance-based RSUs vested in four equal annual installments beginning on August 12, 2006 and continuing on August 12 of each of the following three years, provided the applicable performance condition for the applicable vesting period was met. The last vesting date for all outstanding RSUs (other than those issued to Mr. Cassagne, as described below) was on August 12, 2009. Other than the RSUs granted to Mr. Cassagne described below, after August 12, 2009, no performance-based RSUs remained outstanding.

        Long Term Incentive Compensation at the time Mr. Cassagne was Hired.    Upon the hiring of Mr. Cassagne as Chief Executive Officer and President on June 23, 2008, he was granted 30,000 shares of restricted stock as an initial incentive. The provisions of the restricted stock agreement provided for the vesting of those shares on the first anniversary of their issuance if Mr. Cassagne remained employed with the Company. Those shares of restricted stock vested on June 23, 2009. Mr. Cassagne received a payment of $250,160 as a tax reimbursement in connection with his recognition of income related to the restricted stock grant. Additionally, at the time of his hiring Mr. Cassagne was granted 90,000 RSUs. Fifty percent of the RSUs granted were time-based and 50% were performance based. Twenty thousand of the RSUs vested on August 12, 2009 with an additional 30,000 scheduled to vest on August 12, 2010 and 40,000 on August 12, 2011. The compensation committee deferred to a later date the setting of performance targets for the performance based RSUs. On April 14, 2009, the compensation committee established performance targets associated with the RSUs. The performance based RSUs scheduled to vest on August 12, 2009 vested as the committee determined, in its sole discretion, that Mr. Cassagne had achieved certain qualitative measures related to the establishment of the company's strategic plan and structure. The performance based RSUs scheduled to vest on August 12, 2010 did not vest as the committee determined that the Company did not achieve the established performance targets. The Performance-based RSUs scheduled to vest on August 12, 2011 would vest on the attainment of our annual Adjusted EBITDA target for 2010. However, because we did not meet our annual Adjusted EBITDA target for 2010, the performance based RSUs scheduled to vest on August 12, 2011 will not vest.

        Long Term Incentive Compensation Awards in 2010.    The Company's long-term incentive program is designed to attract and retain executives and to more closely align our management's incentives with the strategic objectives of our business and the financial interests of our stockholders.

        The Company's philosophy for long-term incentives and the ranges for each grade are intended to utilize the 50th percentile for companies of comparable size from industry sectors comparable to that of the Company. In order to maximize the retention of executives, the compensation committee believes that annual grants of long-term incentives are more appropriate as compared to larger grants on a multi-year cycle. This structure is consistent with the practices of many of the Company's peers and avoids the possibility, under a multi-year grant cycle, of a period when the Company's management has only a small unvested incentive compensation stake in the Company's future.

        Additionally, our compensation committee believes that the granting of long-term incentives should be limited to a smaller group of management. This determination is based generally on the shorter equity "hold" time of lower level employees, the perceived value placed on equity compensation and changes in the annual incentive program. Applying this approach, the compensation committee determined that employees in the top six salary grades would be automatically eligible for annual grants. In addition, the committee approved the creation of a discretionary fund for the Chief Executive Officer to grant, subject to the compensation committee's approval, long term incentive awards to high performance employees at lower salary grades than those automatically eligible for annual long term incentive awards.

        Based on the comparable data, our compensation committee adopted annualized long-term incentive grant guidelines by salary grade and adjusted those downward by one-third to reflect the major decline experienced in the US stock market in 2008 and early 2009. The annualized expected values of the long-term grants following the one-third adjustment was 105% of base salary for Mr. Cassagne; 53% for Mr. Janusek, Mr. Smith and Ms. Wallander; 43% for Mr. Bolton.

        In continuation of our pay-for-performance compensation philosophy, our compensation committee determined that a combination of restricted stock and stock option grants is appropriate. The compensation committee believes that options closely align management with stockholders, as management is only rewarded if the Company's stock price increases. As a result of the elimination of the Company's quarterly dividend in September 2008, stock price growth, rather than maintenance of quarterly dividend payments, is a key driver of stockholder value and, as a result, a focus of the Company's compensation system. Therefore, in order to more closely align management with stockholders, our compensation committee believes that "at risk" long-term incentive compensation to the executive should be a greater portion of the executive's overall long-term incentive and determined that 60% of the value of the long-term incentive grants will be in the form of stock option grants while 40% of the value of the long-term incentive grants will be in the form of restricted stock grants.

        On January 1, 2010, our compensation committee granted 174,034 shares of restricted stock and 355,446 stock options to 43 of our executives and consultants, including grants from the Chief Executive Officer's discretionary pool. In addition, these same executives and consultants were conditionally approved for grants of 106,666 shares of restricted stock and 217,854 conditional stock options, which were issued following stockholder approval of the amendment to our long-term incentive and share award plan at the annual meeting of stockholders on April 29, 2010. Of those grants, Mr. Cassagne, Mr. Janusek, Mr. Smith, Ms. Wallander and Mr. Bolton were granted 52,700, 17,360,

17,360, 16,120 and 4,650 shares of restricted stock, respectively and 108,500, 35,340, 35,340, 34,100 and 9,796 stock options, respectively; and were conditionally approved for grants of 32,300, 10,640, 10,640, 9,880 and 2,850 shares of restricted stock, respectively; and 66,500, 21,660, 21,660, 20,900 and 6,004 conditional stock options, respectively. The size of the January 1, 2010 restricted stock and stock option grants were determined by our compensation committee based, in part, on the December 2009 Towers Watson study information described above.

        The January 1, 2010 restricted stock grants and stock option grants will all vest in three equal amounts with the first vesting on January 1, 2011, the second vesting on January 1, 2012 and the third vesting on January 1, 2013. The restricted stock grants have been granted in the form of time-lapse restricted stock. The stock option grants and conditional stock option grants have been made in the form of 7-year stock options. The compensation committee granted all of the stock options with strike prices equal to fair market value on the date of grant. The conditional stock option grants were also granted at a strike price based on the fair market value on the day the additional shares were approved by our stockholders. The fair market value of our stock on December 31, 2009 was $4.29 per share and the fair market value on the date of stockholder approval was $4.20.

        On January 1, 2011, our compensation committee granted 343,750 shares of restricted stock and 573,300 stock options to 55 of our executives and consultants, including grants from the Chief Executive Officer's discretionary pool. Of those grants, Mr. Cassagne, Mr. Janusek, Mr. Smith, Ms. Wallander and Mr. Bolton were granted 85,000, 28,000, 28,000, 26,000 and 11,000 shares of restricted stock, respectively and 135,000, 46,000, 46,000, 44,000 and 15,000 stock options, respectively. The size of the January 1, 2011 restricted stock and stock option grants were determined by our compensation committee based, in part, on the November 2010 Pay Governance LLC study information described above.

        The January 1, 2011 restricted stock grants and stock option grants will all vest in three equal amounts with the first vesting on January 1, 2012, the second vesting on January 1, 2013 and the third vesting on January 1, 2014. The restricted stock grants have been granted in the form of time-lapse restricted stock. The stock option grants have been made in the form of 7-year stock options. The compensation committee granted all of the stock options with strike prices equal to fair market value on the date of grant. The fair market value of our stock on December 31, 2010 was $2.75 per share.

        Effective with the grants on January 1, 2011, the current number of shares available for issuance under the Plan is 756,384. These available shares will potentially be utilized for grants to new employees, promotions, our Board of Directors and future grants to our management.

Perquisites and Other Benefits

        In addition to the annual and long-term compensation described above, our executive officers also receive certain perquisites and other benefits. Such perquisites include Company matching contributions under our 401(k) plan, life insurance benefits, physicals and spousal travel.

        All participants in our 401(k) plan are eligible to receive matching Company contributions equal to 50% of employee contributions, up to a maximum amount equal to the lesser of 4% of annual salary and $4,900. On October 1, 2010, the Company temporarily suspended the matching Company contribution. This decision was based upon certain cost savings initiatives instituted by the Company. The suspension of the matching Company contribution currently remains in effect.

        The Company provides term life insurance to all salaried employees in an amount equal to two times base salary, with a limit of $400,000. Internal Revenue Service regulations limit the amount of life insurance that an employer can provide to employees tax free. The coverage provided to many of our employees, including the executive officers, for 2009 and 2010 exceeded such limits. Therefore, compensation expense has been calculated and attributed to each executive officer in accordance with IRS requirements.

        Beginning in 2009, we adopted a policy requiring our Chief Executive Officer and each of our Executive Vice Presidents to complete an annual physical exam paid for by the Company. To ensure consistency and control expenses, we have authorized one specific provider based in Dallas, Texas for purposes of this policy.

        From time to time we have national meetings during the year for certain members of management, including our executive officers. Spouses have historically been invited to attend certain of these meetings and their travel expenses are paid by the Company.

        We also provide other benefits, such as medical, dental and basic life insurance and disability coverage to most of our employees, including our executive officers. We also provide customary amounts of vacation time and paid holidays to all employees, including our executive officers.

Deferred Compensation and Defined Benefit Plans

        We do not offer any deferred compensation, defined benefit plans or pensions to any of our employees at this time. We are currently reviewing our options and may add a deferred compensation program at a future date.

Change In Control and Severance Agreements

        The Company does not have contractual agreements with the named executive officers that deal exclusively with severance and benefits in the event of a Company change in control. However, each of our executive officers has a severance agreement that provides for severance payments in the event the executive officer's employment is terminated under certain conditions. Pursuant to amendments approved by the compensation committee of our Board of Directors on December 31, 2009, our severance agreements provide for additional severance payments in the event the executive officer's employment is terminated under certain conditions following a change in control. We believe that these agreements serve to maintain the focus of our executive officers and insure that their attention, efforts and commitment are aligned with maximizing the success of the Company and stockholder value by minimizing distractions involving executive management that arise when strategic transactions involving a change in control and other significant changes to the Company are considered. For additional information concerning these severance provisions, see "Employment Agreements" below.

Regulatory Considerations

        The tax and accounting consequences of utilizing various forms of compensation are considered when adopting new or modifying existing compensation. Under Section 162(m) of the Internal Revenue Code, publicly held corporations may not take a tax deduction for compensation in excess of $1 million paid to any of the executive officers named in the Summary Compensation Table during any fiscal year. There are exceptions to the $1 million limitation for performance-based compensation meeting certain requirements and for certain compensation paid pursuant to plans or agreements in existence prior to the Company's initial public offering. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, our compensation committee has not adopted a policy requiring all compensation to be deductible under 162(m). However, our compensation committee considers deductibility under Section 162(m) with respect to compensation arrangements for executives. We believe our current annual and long term incentive compensation for executives is not subject to any material deductibility limitations under Section 162(m).

Stock Ownership Guidelines

        We historically have not had any guidelines or policies that require our executive officers to maintain certain levels of ownership of the Company's stock. In 2009 our compensation committee adopted stock ownership guidelines applicable to our Chief Executive Officer and each of our Executive Vice Presidents. The stock ownership guidelines are voluntary, and provide that the executive should, within five years of the later of the adoption of the guidelines or the executive being named to a position covered by the guidelines, maintain stock ownership equal in value to a multiple of base salary—three times base salary, in the case of the Chief Executive Officer, and two times base salary, in the case of each Executive Vice President. Prior to the completion of the five year phase in period, our compensation committee will monitor each executive's progress relative to the guidelines. All shares owned by the executive, including any unvested restricted shares, will be counted toward the executive's attainment of the stock ownership guidelines. In April 2011, our compensation committee reviewed our executive officers' progress against these guidelines and all named executive officers subject to the stock ownership guidelines met these guidelines.

Securities Trading Policy

        We have a written insider trading policy that governs the trading of our stock by our executive officers and certain other employees. The listing of employees covered under the policy is updated from time to time based on changes in responsibility and access to internal information. This policy is designed to ensure compliance with all insider trading rules. It also prohibits "short sales" (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) and "short sales against the box" (selling owned, but not delivered securities). It also prohibits trading derivative securities such as "put" and "call" options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) related to our stock.

COMPENSATION COMMITTEE REPORT

        The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

        The compensation committee has reviewed and discussed the Compensation Disclosure and Analysis ("CD&A") with management and, based on such review and discussion, recommended to the Board of Directors the inclusion of the CD&A in the Company's Proxy Statement.

Compensation Committee of the Board of Directors

Theodore J. Host
Kevin J. Cameron
Robert N. Verdecchio

SUMMARY COMPENSATION TABLE

        The following table sets forth certain compensation information for each individual who served as our Chief Executive Officer or Chief Financial Officer during the year ended December 31, 2010 and three additional highly compensated executive officers (the "Named Executive Officers") for the three years ended December 31, 2010:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e)(1)	Option Awards ($) (f)(1)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)(2)	Total ($) (j)
Gilbert M. Cassagne,	2010	$452,720	$—		$361,743	$529,492	—	—	$2,351	$1,346,306
Chief Executive Officer	2009	446,709	—		119,730	327,180	—	—	2,351	895,970
and President	2008	230,154	—		1,317,900	—	—	—	252,725	1,800,778
Steven J. Janusek,	2010	288,621	—		119,162	172,463	—	—	4,762	585,008
Executive Vice President,	2009	283,712	—		42,366	117,096	—	—	5,278	448,452
Chief Financial Officer and Treasurer	2008	267,472	—		—	—	—	—	5,428	272,900
Paul D. Smith,	2010	278,914	—		119,162	172,463	—	—	4,110	574,649
Executive Vice President	2009	287,543	—		38,682	113,652	—	—	3,144	443,022
and Chief Operating Officer	2008	81,812	—		135,500		—	—	88,868	305,680
Angela S. Wallander,	2010	205,785	—		110,651	166,411	—	—	3,772	486,619
Executive Vice	2009	117,305	25,000	(3)	61,050	84,960	—	—	2,187	290,502
President and Chief Customer Officer
Nicholas P. Bolton,	2010	216,641	—		31,919	47,825	—	—	4,255	300,640
Senior Vice President—	2009	145,524	—		22,104	55,104	—	—	2,954	225,686
Manufacturing, Engineering, Procurement

(1)
Represents the grant date fair value of stock and option awards, as applicable. For additional information regarding the valuation and accounting for equity instruments, refer to note 13 to the Company's financial statements in the Form 10-K for the year ended December 31, 2010, note 14 to the Company's financial statements in the Form 10-K for the year ended December 31, 2009 and note 12 to the Company's financial statements in the Form 10-K for the year ended December 31, 2008, in each case as filed with the SEC.

(2)
Represents (i) bonuses to reimburse the employee for income taxes payable on the grant of restricted stock received in 2008, (ii) contributions made to the Company's 401(k) plan by the Company, (iii) the cost of travel and lodging expenses paid by the Company for the benefit of the employee's spouse, and (iv) the cost of life insurance benefits paid by the Company. The amounts by employee and category are as follows:

Name	Year	Tax Reimbursement	401(k) Contributions	Spousal Travel	Life Insurance	Total
Gilbert M. Cassagne	2010	$—	$1,385	$—	$966	$2,351
	2009	—	1,385	—	966	2,351
	2008	250,160	1,385	697	483	252,725
Steven J. Janusek	2010	—	4,384	—	378	4,762
	2009	—	4,900	—	378	5,278
	2008	—	4,500	550	378	5,428
Paul D. Smith	2010	—	1,338	—	2,772	4,110
	2009	—	1,338	—	1,806	3,144
	2008	86,947	669	1,010	242	88,868
Angela S. Wallander	2010	—	3,142	—	630	3,772
	2009	—	1,819	—	368	2,187
Nicholas P. Bolton	2010	—	3,289	—	966	4,255
	2009	—	2,423	—	531	2,423
(3)
Represents a cash signing bonus paid to Ms. Wallander at the time she was hired as our Chief Administrative Officer.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)				Grant Date Fair Value of Stock and Option Awards ($)
												Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gilbert M. Cassagne	1/01/10	—	$450,000	$900,000				52,700	(1)	108,500	(2)	$4.29	(3)	$226,083	(4)
	4/29/10	—	—	—				32,300	(1)	66,500	(2)	$4.20	(3)	$135,660	(4)
Steven J. Janusek	1/01/10	—	$195,000	$390,000				17,360	(1)	35,340	(2)	$4.29	(3)	$74,474	(4)
	4/29/10	—	—	—				10,640	(1)	21,660	(2)	$4.20	(3)	$44,688	(4)
Paul D. Smith	1/01/10	—	$188,500	$377,000				17,360	(1)	35,340	(2)	$4.29	(3)	$74,474	(4)
	4/29/10	—	—	—				10,640	(1)	21,660	(2)	$4.20	(3)	$44,688	(4)
Angela S. Wallander	1/01/10	—	$139,750	$279,500				16,120	(1)	34,100	(2)	$4.29	(3)	$69,155	(4)
	4/29/10	—	—	—				9,880	(1)	20,900	(2)	$4.20	(3)	$41,496	(4)
Nicholas P. Bolton	1/01/10	—	$140,250	$280,500				4,650	(1)	9,796	(2)	$4.29	(3)	$49,826	(4)
	4/29/10	—	—	—				2,850	(1)	6,004	(2)	$4.20	(3)	$29,862	(4)

(1)
Represents the grant of restricted stock that vests in three equal amounts with the first vesting on January 1, 2011, the second vesting on January 1, 2012 and the third vesting on January 1, 2013.

(2)
Represents stock option grants in the form of 7-year stock options with the options granted in three equal tranches vesting on January 1, 2011, January 1, 2012 January 1, 2013.

(3)
Represents the weighted average exercise price of the three tranches of option grants.

(4)
Represents the grant date fair value of stock and option awards, as applicable. For additional information regarding the valuation and accounting for equity instruments, refer to note 13 to the Company's financial statements in the Form 10-K for the year ended December 31, 2010, note 14 to the Company's financial statements in the Form 10-K for the year ended December 31, 2009 and note 12 to the Company's financial statements in the Form 10-K for the year ended December 31, 2008, in each case as filed with the SEC.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Severance Agreements

        On August 14, 2003, we entered into executive employment agreements (each, an "employment agreement") with each of our executive officers at the time, including Steven J. Janusek, our Executive Vice President, Chief Financial Officer and Treasurer. On June 23, 2008, at the time Gilbert M. Cassagne became our Chief Executive Officer and President, and September 15, 2008, at the time Paul D. Smith became our Executive Vice President and Chief Operating Officer, we entered into employment agreements with each of Mr. Cassagne and Mr. Smith. The employment agreements for each of Messrs. Cassagne, Janusek and Smith were of indefinite duration.

        Under the terms of each employment agreement, in addition to his annual salary, each executive officer was entitled to participate in incentive compensation plans on the same basis as other comparable level employees. Each executive officer was also entitled to participate in various benefit plans. Each employment agreement provided for a minimum base salary. In addition, each employment agreement provided that the executive was entitled to receive an annual bonus upon achieving certain performance and operating targets. Prior to April 14, 2009, the employment agreements with Messrs. Cassagne, Janusek and Smith provided for minimum base salaries of $450,000, $180,000 and $290,000, respectively.

        On April 14, 2009, we entered into severance agreements with certain executive officers, including Messrs. Cassagne, Janusek and Smith. These severance agreements replaced the pre-existing employment agreements with each of Messrs. Cassagne, Janusek and Smith. Upon her appointment as Executive Vice President and Chief Administrative Officer on June 8, 2009, we entered into a severance agreement with Angela S. Wallander. On January 4, 2010, we entered into a severance agreement with Nicholas P. Bolton. The severance agreements do not contain provisions providing for the employee's minimum base salary or entitlement to participation in incentive compensation or benefit plans. Each of these severance agreements provides for severance payments in the event the executive officer's employment is terminated under certain conditions.

        On December 31, 2009, the compensation committee of our Board of Directors approved the amendment of each of the existing severance agreements between the Company and certain executive officers, including Messrs. Cassagne, Janusek, Smith and Ms. Wallander. The amended severance agreement replaces the pre-existing severance agreement with each of these executives. As amended, each severance agreement provides that if the executive's employment is terminated due to disability, by the Company without "cause," or, for certain executives, by the executive for "good reason," the executive will receive a severance amount equal to a specified percentage of his or her annual base salary payable in a lump sum, along with the pro-rated amount (to the date of termination) of the bonus amount the executive would have received during the year of termination, based on actual performance. However, in the event that the executive is terminated within 24 months following a "Change in Control" (as defined in the amended severance agreements) due to disability, by the Company without "cause," or by the executive for "good reason," the executive will receive a severance amount equal to a different specified percentage of his or her annual base salary payable in a lump sum, along with (i) the pro-rated amount (to the date of termination) of the bonus amount the executive would have received during the year of termination, based on actual performance, (ii) continued participation in the Company's health and welfare plans for eighteen (18) months, subject to certain conditions, and (iii) immediate and full vesting of any non-performance based stock options and restricted stock or equity grants. If the executive's employment is terminated as a result of death, by the Company for "cause," by the executive without "good reason," or, for certain executives, by the executive with "good reason," in the absence of a Change in Control, the executive will receive only previously earned, accrued and unpaid base salary and benefits from the Company and its employee benefit plans.

        For additional information concerning these severance agreements, see "Potential Payments Upon Termination and Change in Control" below.

2005 Long Term Incentive and Share Award Plan

        Please see the discussion under "Compensation Discussion and Analysis—Long Term Incentive Compensation" for a description of the Company's stock incentive plan and outstanding awards.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2010

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#) (d)	Option Exercise Price ($) (e)		Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock Held That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
Gilbert M. Cassagne
Stock options	—	—	66,500	$4.20		01/01/17	—	—	—	—
Stock options	—	—	108,500	$4.29		01/01/17	—	—	—	—
Stock options	38,000	—	76,000	$2.30	(2)	04/14/16	—	—	—	—
Stock options	57,000	—	114,000	$2.47	(2)	05/20/16	—	—	—	—
Restricted stock	—	—	—	—		—	—	—	128,355	$352,976
Restricted share units	—	—	—	—		—	—	—	40,000	$110,000
Steven J. Janusek
Stock options	—	—	21,660	$4.20		01/01/17	—	—	—	—
Stock options	—	—	35,340	$4.29		01/01/17	—	—	—	—
Stock options	13,600	—	27,200	$2.30	(2)	04/14/16	—	—	—	—
Stock options	20,400	—	40,800	$2.47	(2)	05/20/16	—	—	—	—
Restricted stock	—	—	—	—		—	—	—	43,341	$119,188
Paul D. Smith
Stock options	—	—	21,660	$4.20		01/01/17	—	—	—	—
Stock options	—	—	35,340	$4.29		01/01/17	—	—	—	—
Stock options	13,200	—	26,400	$2.30	(2)	04/14/16	—	—	—	—
Stock options	19,800	—	39,600	$2.47	(2)	05/20/16	—	—	—	—
Restricted stock	—	—	—	—		—	—	—	42,007	$115,519
Angela S. Wallander
Stock options	—	—	20,900	$4.20		01/01/17	—	—	—	—
Stock options	—	—	34,100	$4.29		01/01/17	—	—	—	—
Stock options	24,000	—	48,000	$2.40	(2)	06/08/16	—	—	—	—
Restricted stock	—	—	—	—		—	—	—	38,000	$104,500
Nicholas P. Bolton
Stock options	—	—	6,004	$4.20		01/01/17	—	—	—	—
Stock options	—	—	9,796	$4.29		01/01/17	—	—	—	—
Stock options	6,400	—	12,800	$2.30	(2)	04/14/16	—	—	—	—
Stock options	9,600	—	19,200	$2.47	(2)	05/20/16	—	—	—	—
Restricted stock	—	—	—	—		—	—	—	15,504	$42,636

(1)
Represents the market value of the unvested RSUs and restricted stock based on the closing market price of the Company's stock of $2.75 on December 31, 2010.

(2)
Represents the weighted average exercise price of the three tranches of option grants.

OPTION EXERCISES AND SHARE VESTED TABLE

        The following table sets forth the number of common shares acquired upon exercise of options by each Named Executive Officer during 2010 and the number of restricted common shares and restricted share units held by each Named Executive Officer that vested during 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Gilbert M. Cassagne
Restricted stock	—	—	21,645	$92,857
Restricted share units	—	—	15,000	$38,850
Steven J. Janusek
Restricted stock	—	—	7,659	$32,857
Paul D. Smith
Restricted stock	—	—	6,993	$30,000
Angela S. Wallander
Restricted stock	—	—	21,000	$78,540
Nicholas P. Bolton
Restricted stock	—	—	3,996	$17,143

PENSION BENEFITS

        None of our Named Executive Officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

NONQUALIFIED DEFERRED COMPENSATION

        None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL

        Each of the severance agreements described above under "Employment Agreements" provides for severance payments under certain circumstances, with additional severance payments payable under certain circumstances following a Change in Control.

        On April 14, 2009, we entered into severance agreements with certain executive officers, including Messrs. Cassagne, Janusek and Smith. These severance agreements replaced the pre-existing employment agreements with each of Messrs. Cassagne, Janusek and Smith. Upon her appointment as Executive Vice President and Chief Administrative Officer on June 8, 2009, we entered into a severance agreement with Angela S. Wallander. On January 4, 2010, we entered into a severance agreement with Nicholas P. Bolton. Each of these severance agreements provides for severance payments in the event the executive officer's employment is terminated under certain conditions.

        On December 31, 2009, the compensation committee of our Board of Directors approved the amendment of each of the existing severance agreements between the Company and certain executive officers, including Messrs. Cassagne, Janusek, Smith and Ms. Wallander. The amended severance agreement replaces the pre-existing severance agreement with each of these executives. As amended, each severance agreement provides that if the executive's employment is terminated due to disability, by the Company without "cause," or, for certain executives, by the executive for "good reason," the executive will receive a severance amount equal to a specified percentage of his or her annual base salary payable in a lump sum, along with the pro-rated amount (to the date of termination) of the bonus amount the executive would have received during the year of termination, based on actual performance. However, in the event that the executive is terminated within 24 months following a "Change in Control" (as defined in the amended severance agreements) due to disability, by the Company without "cause," or by the executive for "good reason," the executive will receive a severance amount equal to a different specified percentage of his or annual base salary payable in a lump sum, along with (i) the pro-rated amount (to the date of termination) of the bonus amount the executive would have received during the year of termination, based on actual performance, (ii) continued participation in the Company's health and welfare plans for eighteen (18) months, subject to certain conditions, and (iii) immediate and full vesting of any non-performance based stock options and restricted stock or equity grants. If the executive's employment is terminated as a result of death, by the Company for "cause," by the executive without "good reason," or, for certain executives, by the executive with "good reason," in the absence of a Change in Control, the executive will receive only previously earned, accrued and unpaid base salary and benefits from the Company and its employee benefit plans.

        Mr. Cassagne's severance agreement provides that if his employment is terminated due to disability, by the Company without "cause," or by the executive for "good reason," he will receive a severance amount equal to (x) 400% of his annual base salary payable in a lump sum if such event occurs within 24 months of a "Change in Control", or (y) otherwise, 150% of his annual base salary payable in a lump sum. These severance payments are contingent on the executive's compliance with certain non-compete, non-solicitation and non-hire post-employment covenants. If Mr. Cassagne's employment is terminated as a result of death, by the Company for "cause," or by the executive without "good reason," he will receive only previously earned, accrued and unpaid base salary and benefits from the Company and its employee benefit plans. In addition, solely in the case of termination of employment upon the death of the executive, his estate shall also be entitled to receive the pro-rated amount (to the date of death) of the bonus amount the executive would have received during such year, based on actual performance.

Event and Executive	Severance, Bonus & Health Benefits(1)		Vesting in Equity Awards
Gilbert M. Cassagne
Termination due to disability, by the Company without cause, or by the executive for good reason in the absence of a Change in Control	$637,500		$336,917
Termination due to disability, by the Company without cause, or by the executive for good reason within 24 months of a Change in Control(2)	$1,718,115	(3)	$474,096	(4)(5)
Change of Control(6)	—		$529,096	(4)(5)
Termination by the Company for cause or by the executive without good reason	—		—
Termination as a result of death	—		$170,750

(1)
Estimated value, assuming the executive's employment is terminated under each of the circumstances described above on December 31, 2010.

(2)
For each of the severance agreements, a "Change in Control" has the meaning set forth on page 31 of this proxy statement.

(3)
This amount includes the estimated value of 18 months of health and welfare benefits. Since no bonus was payable for 2010, the prorated value of the bonus was zero.

(4)
The applicable RSU, restricted stock award and stock option award agreement provides that upon a change in control, both Time-vested and Performance-based RSUs, restricted stock and stock options will immediately vest in full. The RSU award agreement also provides that in the event severance benefits are payable under the executive's severance agreement as a result of termination by the Company without cause or by the executive for good reason, the executive's Time-vested RSUs will vest and shares subject to such Time-vested RSUs will be transferred to the executive at the time of such termination, to the extent such Time-vested RSUs would have vested if the executive's employment had continued through the end of the severance period provided for in his severance agreement. The restricted stock and stock option award agreements provide that if the executive's employment is terminated as a result of the executive's disability, terminated by the Company without cause or by the executive for good reason, then the executive shall be deemed to have provided an additional 18 months of service for purposes of vesting and any restricted shares or stock options which would have vested during the deemed service period shall vest immediately upon termination.

(5)
See Outstanding Equity Awards table for number of unvested RSUs, shares of restricted stock and stock options. All values are based on the closing market price of the Company's stock of $2.75 on December 31, 2010.

(6)
For all applicable awards, Change of Control has the meaning set forth in 2005 Long Term Incentive and Share Award Plan, as amended, and such definition is set forth on page 32 of this proxy statement.

        Mr. Janusek's severance agreement provides that if his employment is terminated due to disability, by the Company without "cause," or by the executive for "good reason," he will receive a severance amount equal to (x) 250% of his annual base salary payable in a lump sum if such event occurs within 24 months of a "Change in Control", or (y) otherwise, 100% of his annual base salary payable in a lump sum. These severance payments are contingent on the executive's compliance with certain non-compete, non-solicitation and non-hire post-employment covenants. If Mr. Janusek's employment is terminated as a result of death, by the Company for "cause," or by the executive without "good reason," he will receive only previously earned, accrued and unpaid base salary and benefits from the Company and its employee benefit plans. In addition, solely in the case of termination of employment upon the death of the executive, his estate shall also be entitled to receive the pro-rated amount (to the date of death) of the bonus amount the executive would have received during such year, based on actual performance.

Event and Executive	Severance, Bonus & Health Benefits(1)		Vesting in Equity Awards
Steven J. Janusek
Termination due to disability, by the Company without cause, or by the executive for good reason in the absence of a Change in Control	$264,000		$58,650
Termination due to disability, by the Company without cause, or by the executive for good reason within 24 months of a Change in Control(2)	$678,115	(3)	$142,852	(4)(5)
Change in Control(6)	—		$142,852	(4)(5)
Termination by the Company for cause or by the executive without good reason	—		—
Termination as a result of death	—		$58,650

(1)
Estimated value, assuming the executive's employment is terminated under each of the circumstances described above on December 31, 2010.

(2)
For each of the severance agreements, a "Change in Control" has the meaning set forth on page 31 of this proxy statement.

(3)
This amount includes the estimated value of 18 months of health and welfare benefits. Since no bonus was payable for 2010, the prorated value of the bonus was zero.

(4)
The applicable restricted stock award and stock option award agreement provides that upon a change in control, restricted stock and stock options will immediately vest in full. The restricted stock and stock option award agreements provide that if the executive's employment is terminated as a result of the executive's disability, terminated by the Company without cause or by the executive for good reason, then the executive shall be deemed to have provided an additional 18 months of service for purposes of vesting and any restricted shares or stock options which would have vested during the deemed service period shall vest immediately upon termination.

(5)
See Outstanding Equity Awards table for number of shares of restricted stock and stock options. All values are based on the closing market price of the Company's stock of $2.75 on December 31, 2010.

(6)
For all applicable awards, Change of Control has the meaning set forth in 2005 Long Term Incentive and Share Award Plan, as amended, and such definition is set forth on page 32 of this proxy statement.

        Mr. Smith's severance agreement provides that if his employment is terminated due to disability, by the Company without "cause," or by the executive for "good reason," he will receive a severance amount equal to (x) 250% of his annual base salary payable in a lump sum if such event occurs within 24 months of a "Change in Control", or (y) otherwise, 100% of his annual base salary payable in a lump sum. These severance payments are contingent on the executive's compliance with certain non-compete, non-solicitation and non-hire post-employment covenants. If Mr. Smith's employment is terminated as a result of death, by the Company for "cause," or by the executive without "good reason," he will receive only previously earned, accrued and unpaid base salary and benefits from the Company and its employee benefit plans. In addition, solely in the case of termination of employment upon the death of the executive, his estate shall also be entitled to receive the pro-rated amount (to the date of death) of the bonus amount the executive would have received during such year, based on actual performance.

Event and Executive	Severance, Bonus & Health Benefits(1)		Vesting in Equity Awards
Paul Smith
Termination due to disability, by the Company without cause, or by the executive for good reason in the absence of a Change in Control	$255,200		$56,817
Termination due to disability, by the Company without cause, or by the executive for good reason within 24 months of a Change in Control(2)	$656,115	(3)	$138,487	(4)(5)
Change in Control(6)	—		$138,487	(4)(5)
Termination by the Company for cause or by the executive without good reason	—		—
Termination as a result of death	—		$56,817

(1)
Estimated value, assuming the executive's employment is terminated under each of the circumstances described above on December 31, 2010.

(2)
For each of the severance agreements, a "Change in Control" has the meaning set forth on page 31 of this proxy statement.

(3)
This amount includes the estimated value of 18 months of health and welfare benefits. Since no bonus was payable for 2010, the prorated value of the bonus was zero.

(4)
The applicable restricted stock award and stock option award agreement provides that upon a change in control, restricted stock and stock options will immediately vest in full. The restricted stock and stock option award agreements provide that if the executive's employment is terminated as a result of the executive's disability, terminated by the Company without cause or by the executive for good reason, then the executive shall be deemed to have provided an additional 18 months of service for purposes of vesting and any restricted shares or stock options which would have vested during the deemed service period shall vest immediately upon termination.

(5)
See Outstanding Equity Awards table for number of shares of restricted stock and stock options. All values are based on the closing market price of the Company's stock of $2.75 on December 31, 2010.

(6)
For all applicable awards, Change of Control has the meaning set forth in 2005 Long Term Incentive and Share Award Plan, as amended, and such definition is set forth on page 31of this proxy statement.

        Ms. Wallander's severance agreement provides that if her employment is terminated due to disability, by the Company without "cause," or by the executive for "good reason," she will receive a severance amount equal to (x) 165% of her annual base salary payable in a lump sum if such event occurs within 24 months of a "Change in Control", or (y) otherwise, 100% of her annual base salary payable in a lump sum. These severance payments are contingent on the executive's compliance with certain non-compete, non-solicitation and non-hire post-employment covenants. If Ms. Wallander's employment is terminated as a result of death, by the Company for "cause," or by the executive without "good reason," she will receive only previously earned, accrued and unpaid base salary and benefits from the Company and its employee benefit plans. In addition, solely in the case of termination of employment upon the death of the executive, her estate shall also be entitled to receive the pro-rated amount (to the date of death) of the bonus amount the executive would have received during such year, based on actual performance.

Event and Executive	Severance, Bonus & Health Benefits(1)		Vesting in Equity Awards
Angela S. Wallander
Termination due to disability, by the Company without cause, or by the executive for good reason in the absence of a Change in Control	$189,200		$31,775
Termination due to disability, by the Company without cause, or by the executive for good reason within 24 months of a Change in Control(2)	$330,295	(3)	$121,300	(4)(5)
Change in Control(6)	—		$121,300	(4)(5)
Termination by the Company for cause or by the executive without good reason	—		—
Termination as a result of death	—		$31,775

(1)
Estimated value, assuming the executive's employment is terminated under each of the circumstances described above on December 31, 2010.

(2)
For each of the severance agreements, a "Change in Control" has the meaning set forth on page 31 of this proxy statement.

(3)
This amount includes the estimated value of 18 months of health and welfare benefits. Since no bonus was payable for 2010, the prorated value of the bonus was zero.

(4)
The applicable restricted stock award and stock option award agreement provides that upon a change in control, restricted stock and stock options will immediately vest in full. The restricted stock and stock option award agreements provide that if the executive's employment is terminated as a result of the executive's disability, terminated by the Company without cause or by the executive for good reason, then the executive shall be deemed to have provided an additional 18 months of service for purposes of vesting and any restricted shares or stock options which would have vested during the deemed service period shall vest immediately upon termination.

(5)
See Outstanding Equity Awards table for number of shares of restricted stock and stock options. All values are based on the closing market price of the Company's stock of $2.75 on December 31, 2010.

(6)
For all applicable awards, Change of Control has the meaning set forth in 2005 Long Term Incentive and Share Award Plan, as amended, and such definition is set forth on page 32 of this proxy statement.

        Mr. Bolton's severance agreement provides that if his employment is terminated due to disability, by the Company without "cause," or by the executive for "good reason," he will receive a severance amount equal to (x) 155% of his annual base salary payable in a lump sum if such event occurs within 24 months of a "Change in Control", or (y) otherwise, 75% of his annual base salary payable in a lump sum. These severance payments are contingent on the executive's compliance with certain non-compete, non-solicitation and non-hire post-employment covenants. If Mr. Bolton's employment is terminated as a result of death, by the Company for "cause," or by the executive without "good reason," he will receive only previously earned, accrued and unpaid base salary and benefits from the Company and its employee benefit plans. In addition, solely in the case of termination of employment upon the death of the executive, his estate shall also be entitled to receive the pro-rated amount (to the date of death) of the bonus amount the executive would have received during such year, based on actual performance.

Event and Executive	Severance, Bonus & Health Benefits(1)		Vesting in Equity Awards
Nicholas P. Bolton
Termination due to disability, by the Company without cause, or by the executive for good reason in the absence of a Change in Control	$151,875		$40,433
Termination due to disability, by the Company without cause, or by the executive for good reason within 24 months of a Change in Control(2)	$331,990	(3)	$53,772	(4)(5)
Change in Control(6)	—		$53,772	(4)(5)
Termination by the Company for cause or by the executive without good reason	—		—
Termination as a result of death	—		$40,433

(1)
Estimated value, assuming the executive's employment is terminated under each of the circumstances described above on December 31, 2010.

(2)
For each of the severance agreements, a "Change in Control" has the meaning set forth on page 31 of this proxy statement.

(3)
This amount includes the estimated value of 18 months of health and welfare benefits. Since no bonus was payable for 2010, the prorated value of the bonus was zero.

(4)
The applicable restricted stock award and stock option award agreement provides that upon a change in control, restricted stock and stock options will immediately vest in full. The restricted stock and stock option award agreements provide that if the executive's employment is terminated as a result of the executive's disability, terminated by the Company without cause or by the executive for good reason, then the executive shall be deemed to have provided an additional 18 months of service for purposes of vesting and any restricted shares or stock options which would have vested during the deemed service period shall vest immediately upon termination.

(5)
See Outstanding Equity Awards table for number of shares of restricted stock and stock options. All values are based on the closing market price of the Company's stock of $2.75 on December 31, 2010.

(6)
For all applicable awards, Change of Control has the meaning set forth in 2005 Long Term Incentive and Share Award Plan, as amended, and such definition is set forth on page 32 of this proxy statement.

        Each severance agreement also restricts the executive's business activities that compete with our business. In the case of Messrs. Cassagne and Smith, the restrictions apply for a period of two years following the termination of the executive's employment. In the case of Mr. Janusek the restrictions apply for 18 months following the termination of the executive's employment. In the case of Ms. Wallander and Mr. Bolton, the restrictions apply for a period of 12 months following the termination of the executive's employment.

        For each of these severance agreements, a termination is for "cause" if the executive (i) is convicted of, or pleads guilty to, a felony or a crime involving moral turpitude, (ii) engages in independently verified, continuing and unremedied substance abuse involving drugs or alcohol, (iii) performs an action or fails to take an action that, in the reasonable judgment of a majority of the disinterested members of the Board of Directors, constitutes willful dishonesty, larceny, fraud or gross negligence by the executive in the performance of the executive's duties to the Company, or makes a knowing or reckless misrepresentation (including by omission of any material adverse information) to stockholders, directors or officers, (iv) willfully and repeatedly fails, after ten (10) business days notice, to materially follow the written policies of the Company or instructions of the Board of Directors or (v) materially breaches any agreement to which the executive and the Company or any of its subsidiaries are a party, or materially breaches any written policy, rule or regulation adopted by the Company or any of its subsidiaries relating to compliance with securities laws or other laws, rules or regulations and such breach is not cured by the executive or waived in writing by the Company within thirty (30) days after written notice of such breach to the executive, then the Company may, at any time by written notice to the executive, which notice shall be appended to a certified written resolution duly adopted by the Board of Directors, terminate the term immediately.

        For each of these severance agreements, a "Change in Control" means the earliest to occur of any of the following events on or before the third anniversary of the effective date of the agreement: (a) any one person or persons acting as a group acquires ownership of (or has acquired ownership during the 12 month period ending on the date of the most recent acquisition by such person) more than 30% of the total voting power of the capital stock of the Company (except with respect to the occurrence of a merger, consolidation, or reorganization as provided for in (d) below, (b) a majority of members of the Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors before the date of the appointment or election, (c) any one person acquires, or persons acting as a group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons), assets from the Company that have a total gross fair market value more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, or (d) any merger, consolidation or reorganization involving Company immediately after which persons acting as a group who hold more than a majority of the total voting power of the capital stock represented by outstanding voting securities of the surviving entity are not persons who held outstanding voting securities of Company immediately prior to such transaction.

        "Change of Control" under the 2005 Long Term Incentive and Share Award Plan, as amended, has the following meaning:

            (i)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (1) the outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (other than by exercise of a conversion privilege); (ii) any acquisition by the Company or any of its Subsidiaries; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; (iv) any acquisition by any Person who owns 10% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities on the Effective Date; or (v) any acquisition by any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

           (ii)  during any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

          (iii)  consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation;

          (iv)  consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition; or

           (v)  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

AUDIT COMMITTEE REPORT

        The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

        The audit committee assists the Board of Directors in its oversight of Reddy Ice's financial statements. Management is responsible for the financial statements and the financial reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Reddy Ice's audited financial statements with accounting principles generally accepted in the United States of America.

        In this context, the audit committee has reviewed and discussed the audited financial statements with management and Reddy Ice's independent registered public accounting firm. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Standards AU Section 380 (Communication with Audit Committees). In addition, the audit committee has received from the independent registered public accounting firm the written disclosures related to auditor independence required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered public accounting firm their independence from Reddy Ice and its management. The audit committee has also considered whether the independent registered public accounting firm's provision of non-audit services to Reddy Ice is compatible with the auditors' independence.

        The audit committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations.

        The audit committee has also evaluated the performance of the independent registered public accounting firm, including, among other things, the amount of fees paid to the independent registered public accounting firm for audit and non-audit services during the fiscal year ended December 31, 2010. Information about the independent registered public accounting firm's fees for the fiscal year ended December 31, 2010 is discussed above in this Proxy Statement under "Ratification of Appointment of Independent Registered Public Accounting Firm." Based on its evaluation, the audit committee has selected PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

        In reliance on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in Reddy Ice's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Robert N. Verdecchio
Kevin J. Cameron
Michael S. McGrath

 EQUITY COMPENSATION PLAN INFORMATION

        The information shown below is as of December 31, 2010 and relates to equity compensation plans under which our common shares are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,687,314	(1)	$3.03	1,668,766	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	1,687,314		$3.03	1,668,766

(1)
Represents stock options in respect of 1,647,314 shares and 40,000 restricted share units.

(2)
Represents shares available under the 2005 Long Term Equity Incentive and Share Award Plan, as amended.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the percentage of the Company's common equity that is beneficially owned, as of April 1, 2011 by:

  •
  each of our directors;

  •
  each of our Named Executive Officers;

  •
  all of our Named Executive Officers and directors as a group; and

  •
  each person, or group of affiliated persons, known to us to beneficially own 5% or more of our outstanding common stock.

Beneficial Owner	Common Stock Shares Beneficially Owned		Percentage of Shares Beneficially Owned*
5% Stockholders
None	—		—
Named Executive Officers and Directors
Gilbert M. Cassagne	764,611	(1)	3.2%
Steven J. Janusek	346,470	(2)	1.5%
Paul D. Smith	281,310	(3)	1.2%
Angela S. Wallander	344,333	(4)	1.5%
Nicholas P. Bolton	134,540	(5)	**
William P. Brick	276,583	(6)	1.2%
Kevin J. Cameron	31,551		**
Theodore J. Host	35,051		**
Michael S. McGrath	37,551		**
Michael H. Rauch	24,551		**
Robert N. Verdecchio	35,051		**
Total Named Executive Officers and Directors as a group (11 persons)	2,311,561		9.7%

*
The percentage beneficial ownership for all holders has been rounded to the nearest 1/10th of a percentage.

**
Percentage of shares beneficially owned by such person does not exceed one percent.

(1)
Includes 248,331 vested and unexercised stock options and 163,405 unvested shares of restricted stock.

(2)
Includes 87,000 vested and unexercised stock options and 54,358 unvested shares of restricted stock.

(3)
Includes 85,000 vested and unexercised stock options and 53,690 unvested shares of restricted stock.

(4)
Includes 66,333 vested and unexercised stock options and 49,354 unvested shares of restricted stock.

(5)
Includes 37,265 vested and unexercised stock options and 20,011 unvested shares of restricted stock.

(6)
Includes 32,470 shares held indirectly in trusts for his children.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Any proposed related party transactions are submitted to the Board of Directors for approval. No reportable transactions existed during 2010, and there are currently no such proposed transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) promulgated under the Exchange Act requires Reddy Ice's officers and directors, and persons who beneficially own more than 10% of Reddy Ice's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the regulations of the Commission require such officers, directors and greater than 10% stockholders to furnish Reddy Ice with copies of all such reports that they file. Reddy Ice believes that during the fiscal year ended December 31, 2010, all of its directors, officers and greater than 10% beneficial owners complied with all applicable filing requirements, except for (i) late Form 4 filings by Paul D. Smith regarding purchases made on November 11, 12 and 15, 2010 pursuant to a 10b5-1 trading plan entered into by Mr. Smith, which filing was made subsequently on February 15, 2011 upon discovery of the oversight, and (ii) one late Form 4 filing by Angela S. Wallander regarding purchases on October 6, 2010 pursuant to a 10b5-1 trading plan entered into by Ms. Wallander, which filing was made subsequently on October 12, 2010 upon discovery of the oversight.

 GENERAL

        The accompanying form of proxy has been prepared at the direction of the Reddy Ice Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by the Board of Directors.

By Order of the Board of Directors,

GILBERT M. CASSAGNE Chairman of the Board of Directors, Chief Executive Officer and President

Dallas, Texas
April 12, 2011

0 14475 PROXY REDDY ICE HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Reddy Ice Holdings, Inc. to be held at 10:00 a.m., Central Daylight Time, on Thursday, May 19, 2011, at the Northpark Central Office Tower at 8750 North Central Expressway, 2nd Floor, Dallas, Texas 75231, and the Proxy Statement in connection therewith and (2) appoints Gilbert M. Cassagne and Kenneth C. Fernandez, and each of them, the undersigned's proxies with the full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of Reddy Ice Holdings, Inc. standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF REDDY ICE HOLDINGS, INC. May 19, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report are available at http://www.reddyiceproxy.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Gilbert M. Cassagne O William P. Brick O Kevin J. Cameron O Theodore J. Host O Michael S. McGrath O Michael H. Rauch O Robert N. Verdecchio 2. Ratification of the appointment of PricewaterhouseCoopers LLP as Reddy Ice Holdings, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2011. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. AS TO ANY OTHER MATTER, SAID PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20730000000000001000 4 051911 CHECK THIS BOX IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES IN PERSON AT THIS MEETING:

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Gilbert M. Cassagne O William P. Brick O Kevin J. Cameron O Theodore J. Host O Michael S. McGrath O Michael H. Rauch O Robert N. Verdecchio 2. Ratification of the appointment of PricewaterhouseCoopers LLP as Reddy Ice Holdings, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2011. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. AS TO ANY OTHER MATTER, SAID PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF REDDY ICE HOLDINGS, INC. May 19, 2011 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20730000000000001000 4 051911 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report are available at http://www.reddyiceproxy.com CHECK THIS BOX IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES IN PERSON AT THIS MEETING:

QuickLinks

ELECTION OF DIRECTORS (ITEM 1)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
GENERAL